UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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The CATO Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 19, 2013

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Corporate Office of the Company, 8100 Denmark Road, Charlotte, North Carolina 28273 on Thursday, May 23, 2013 at 11:00 A.M., Eastern Time.

The Notice of the Annual Meeting of Shareholders and Proxy Statement are attached. The matters to be acted upon by our shareholders are set forth in the Notice of Annual Meeting of Shareholders and discussed in the Proxy Statement.

We would appreciate your signing, dating, and returning to the Company the enclosed proxy card in the enclosed postage paid envelope or voting online or telephonically at your earliest convenience.

We look forward to seeing you at our Annual Meeting.

Sincerely yours,

JOHN P. D. CATO
Chairman, President and
Chief Executive Officer

8100 Denmark Road
P. O. Box 34216
Charlotte, NC 28234
(704) 554-8510

The Cato Corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 23, 2013

TO THE SHAREHOLDERS OF
THE CATO CORPORATION

Notice is hereby given that the Annual Meeting of Shareholders of The Cato Corporation (the “Company”) will be held on Thursday, May 23, 2013 at 11:00 A.M., Eastern Time, at the Corporate Office of the Company, 8100 Denmark Road, Charlotte, North Carolina 28273, for the following purposes:

1.	To elect D. Harding Stowe and Edward I. Weisiger, Jr., each for a term expiring in 2016 and until their successors are elected and qualified;

2.	To consider and vote upon a proposal to approve The Cato Corporation 2013 Incentive Compensation Plan;

3.	To consider and vote upon a proposal to approve The Cato Corporation 2013 Employee Stock Purchase Plan;

4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2014; and

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 26, 2013 as the record date for determination of shareholders entitled to notice of and to vote at the meeting or any adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2013:

This Proxy Statement, the accompanying proxy card and The Cato Corporation Annual Report on
Form 10-K for the 2012 fiscal year are available at:

www.catofashions.com/investors/proxy.cfm

By Order of the Board of Directors

Christin J. Reische Assistant Secretary

Dated: April 19, 2013

SHAREHOLDERS ARE URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR VOTING ONLINE OR TELEPHONICALLY TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

The Cato Corporation

8100 Denmark Road
Charlotte, North Carolina 28273

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Cato Corporation (the “Company”) for use at the Annual Meeting of Shareholders of the Company (the “meeting”) to be held on May 23, 2013, and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 19, 2013.

Only shareholders of record at the close of business on March 26, 2013 are entitled to notice of and to vote at the meeting. As of March 26, 2013, the Company had outstanding and entitled to vote 27,543,608 shares of Class A Common Stock (“Class A Stock”) held by approximately 6,534 holders of record and 1,743,525 shares of Class B Common Stock (“Class B Stock”) held by 2 holders of record. The Company’s transfer agent estimates that there are approximately 6,533 beneficial owners in total. Holders of Class A Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share. Holders of Class A Stock and holders of Class B Stock vote as a single class.

All proxies properly executed and received prior to the meeting will be voted at the meeting. If a shareholder specifies how the proxy is to be voted on any of the business to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the election of nominees D. Harding Stowe and Edward I. Weisiger, Jr., FOR the approval of The Cato Corporation 2013 Incentive Compensation Plan, FOR the approval of The Cato Corporation 2013 Employee Stock Purchase Plan, FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending February 1, 2014 and in the discretion of the proxy holders on any other business properly brought before the meeting. A proxy may be revoked at any time prior to its exercise by written notice to the Secretary of the Company at the Corporate Office of the Company, by executing and delivering a proxy with a later date, or by voting in person at the meeting.

If you plan to attend and vote at the meeting and your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee to confirm your ownership of shares.

In accordance with applicable Delaware law and the Company’s Bylaws, the holders of a majority of the combined voting power of Class A Stock and Class B Stock present in person or represented by proxy at the meeting will constitute a quorum. Abstentions are counted for purposes of determining the presence or absence of a quorum. With regard to the election of directors, votes may either be cast in favor of or withheld, and, assuming the presence of a quorum, directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election. Broker non-votes are not counted for purposes of election of directors. The approval of The Cato Corporation 2013 Incentive Compensation Plan, the approval of The Cato Corporation 2013 Employee Stock Purchase Plan and the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the combined voting power of the Class A Stock and Class B Stock present in person or represented by proxy at the meeting and entitled to vote. On any proposal other than the election of directors, abstentions and broker non-votes will have the same effect as a negative vote.

The Company will bear the cost of this solicitation including the expense of preparing, printing, and mailing these proxy materials to shareholders. The Company will reimburse brokers, dealers, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of the Company’s Class A Stock and Class B Stock and securing their voting instructions.

The independent election inspector(s) appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting.

These proxy materials are available in PDF and HTML format at www.catofashions.com/investors/proxy.cfm and will remain posted until the conclusion of the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of March 26, 2013, certain information regarding the ownership of the outstanding shares of Class A Stock and Class B Stock by (i) each director and nominee, (ii) each person who is known by the Company to own more than 5% of such stock, (iii) each executive officer listed in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes below, each shareholder named has sole voting and investment power with respect to such shareholder’s shares. Unless otherwise indicated, the address of each shareholder listed below is 8100 Denmark Road, Charlotte, North Carolina 28273.

	Shares Beneficially Owned (1)
	Class A Stock		Class B Stock
Name of Beneficial Owner	Number	Percent of Class	Number	Percent of Class	Percent of Total Voting Power
John P. D. Cato (2)	311,738	1.1	1,743,525	100.0	39.6
John R. Howe	50,903	*	—	—	*
Sally J. Almason	28,796	*	—	—	*
M. Tim Greer	32,657	*	—	—	*
Gordon D. Smith	19,966	*	—	—	*
Thomas B. Henson	3,909	*	—	—	*
Bryan F. Kennedy, III	3,117	*	—	—	*
Thomas E. Meckley	4,921	*	—	—	*
Bailey W. Patrick	4,921	*	—	—	*
D. Harding Stowe	6,439	*	—	—	*
Edward I. Weisiger, Jr.	9,617	*	—	—	*
All directors and executive officers as a group (11 persons)	476,984	1.7	1,743,525	100.0	39.9
Royce & Associates, LLC (3)	4,186,232	15.3	—	—	9.3
Wellington Asset Management Co., LLP (4)	3,341,437	12.2	—	—	7.4
BlackRock, Inc. (5)	2,062,300	7.5	—	—	4.6
The Vanguard Group, Inc. (6)	1,641,423	6.0	—	—	3.7
Franklin Resources, Inc. (7)	1,510,200	5.5	—	—	3.4

*	Less than 1%

(1)	Includes the vested interest of executive officers in the Company’s Employee Stock Ownership Plan and Employee Stock Purchase Plan. The aggregate vested amount credited to their accounts as of March 26, 2013 was 60,005 shares of Class A Stock.

(2)	The amount shown for Class A Stock and Class B Stock includes 13,262 shares and 3,000 shares, respectively, held by Mr. Cato’s wife. Mr. Cato disclaims beneficial ownership of shares held directly or indirectly by his wife.

(3)	Based on a Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about January 4, 2013. The address of this shareholder is 745 Fifth Avenue, New York, New York 10151.

(4)	Based on a Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about February 14, 2013. The address of this shareholder is 280 Congress Street, Boston, Massachusetts 02210. This shareholder shares voting and dispositive power with respect to 2,377,141 and 3,341,437 shares, respectively.

(5)	Based on a Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about February 8, 2013. The address of this shareholder is 40 East 52nd Street, New York, New York 10022.

(6)	Based on a Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about February 12, 2013. The address of this shareholder is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This shareholder shares dispositive power with respect to 35,933 shares.

(7)	Based on a Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about February 1, 2013. The address of this shareholder is One Franklin Parkway, San Mateo, CA 94403.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors, currently consisting of seven members, is divided into three classes with terms expiring alternately over a three-year period. The terms of two incumbent directors expire at the Annual Meeting. Mr. D. Harding Stowe and Mr. Edward I. Weisiger, Jr.’s terms expire at this year’s Annual Meeting and they have been recommended by the Corporate Governance and Nominating Committee and nominated by the Board for re-election and to serve until the 2016 Annual Meeting and until their successors are elected and qualified. The Corporate Governance and Nominating Committee reviews and recommends, and the Board nominates, director candidates in accordance with the Company’s Bylaws and the policies described below under “Corporate Governance Matters — Director Nomination Criteria and Process.”

It is the intention of the persons named in the proxy to vote for. D. Harding Stowe and Edward I. Weisiger, Jr. to serve until the 2016 Annual Meeting and until their successors are elected and qualified, except to the extent authority to so vote is withheld with respect to one or more nominees. Should any nominee be unable to serve, which is not anticipated, the proxy will be voted for the election of a substitute nominee selected by the Board of Directors. The two nominees shall be elected by a plurality of the votes of Class A Stock and Class B Stock voting as a single class.

The directors recommend that shareholders vote FOR the election of Messrs. Stowe and Weisiger as members of the Board of Directors.

As discussed in the Director Nomination Criteria and Process section below, the Board believes its directors possess a diverse and extensive background of knowledge and both professional and life experience that can support growth, evaluate risk and provide sufficient oversight to the Company. The members of the Board were selected based on their professional achievements, broad experience, wisdom, character, integrity, ability to make independent, analytical inquiries and intelligent decisions, sound and mature business judgment, ability to understand the business environment and ability to collaborate in an effective manner at the Board level. In addition, individual directors were selected based on many factors including, but not limited to, the following:

•	Experience at the director and executive level with publicly traded as well as private companies;

•	Knowledge of and experience in the development and leasing of commercial real estate;

•	Financial expertise including experience in public accounting; and

•	Knowledge of the retail industry.

In particular, for each director identified below, the Board believes that the sum of the experience, qualifications, attributes and skills described below in such director’s biographical information qualifies that director for service on the Board of Directors.

Nominees

Information with respect to each nominee, including biographical data for at least the last five years, is set forth below.

D. Harding Stowe, 57, has been a director of the Company since February 2005. Mr. Stowe was the President and Chief Executive Officer of R.L. Stowe Mills, Inc. from 1994 to 2009. Mr. Stowe also has been the Chairman and CEO of New South Pizza (Brixx Wood Fired Pizza) since 1997. Additionally, he serves as the Secretary and Treasurer of The Stowe Foundation, Inc., as the President of the Daniel J. Stowe Botanical Garden, and as the President of Seven Oaks Farm Foundation. Mr. Stowe formerly served as a member of the Board of Trustees of Belmont Abbey College. The Board concluded that Mr. Stowe is qualified to serve as a Board member based on his experience in senior management and leadership positions with several companies and boards, among other skills and attributes.

Edward I Weisiger, Jr., 52, has been a director of the Company since May 2010. Mr. Weisiger has served as President and Chief Executive Officer of Carolina Tractor & Equipment Company since 1991 and Chairman since 2010 and served in various positions with the firm since 1988. Mr. Weisiger is a principal and founding partner of Beacon Partners, a commercial real estate development and asset management firm and a principal and founding partner of Cresset Capital Partners, a private equity entity investing in small and medium size manufacturers, distributors and asset intensive services businesses in the Carolinas. Mr. Weisiger is a past member of the Executive Committee of the North Carolina Citizens for Business & Industry and a past member of the Board of Directors of the North Carolina Trucking Association. Mr. Weisiger also serves on the Board of Trustees of Woodberry Forest School as Vice Chairman, as a Director of the North Carolina State University Student Aid Association, as a Director of the Goodfellows Club and is a Charter Member of the Central Piedmont Community College President’s Council. The Board concluded that Mr. Weisiger is qualified to serve as a Board member based on his experience in senior management with various companies and commercial real estate development, among other skills and attributes.

Continuing Directors

Information with respect to the five continuing members of the Board of Directors, including biographical data for the last five years, is set forth below.

John P. D. Cato, 62, has been employed as an officer of the Company since 1981 and has been a director of the Company since 1986. Since January 2004, he has served as Chairman, President and Chief Executive Officer. From May 1999 to January 2004, he served as President, Vice Chairman of the Board and Chief Executive Officer. From June 1997 to May 1999, he served as President, Vice Chairman of the Board and Chief Operating Officer. From August 1996 to June 1997, he served as Vice Chairman of the Board and Chief Operating Officer. From 1989 to 1996, he managed the Company’s off-price division, serving as Executive Vice President and as President and General Manager of the It’s Fashion! Division from 1993 to August 1996. Mr. Cato is currently a director of Harris Teeter Supermarkets, Inc., formerly Ruddick Corporation. The Board concluded that Mr. Cato is qualified to serve as a Board member based on his knowledge of all aspects of the Company’s business and his substantial experience on and contributions to the Company’s Board, among other skills and attributes.

Thomas B. Henson, 58, has been a director of the Company since May 2011. Mr. Henson is a licensed attorney and is a founder and has served as CEO of Henson-Tomlin Interests, LLC, a diversified investment company focusing on real estate, electronic and print media and consumer products since 1999. Mr. Henson practiced law at the firm of Robinson, Bradshaw & Hinson in Charlotte, North Carolina from 1980 to 1999. Mr. Henson is a founder, President and CEO of American Spirit Media, LLC. Mr. Henson has served on the Board of Portrait Innovations since 2002, and Park Sterling Bank since 2006. The Board nominated Mr. Henson based on his experience in electronic and print media and legal experience with retail companies, among other skills and attributes.

Bryan F. Kennedy, III, 55, has been a director of the Company since August 2009. Mr. Kennedy has served as President of Park Sterling Bank since 2006 and a member of its Board since 2006. Mr. Kennedy has also served as the President of Park Sterling Corporation since January 2011. Mr. Kennedy carried the additional title of Chief Executive Officer of Park Sterling Bank from January 2006 until August 2010. Mr. Kennedy was the North Carolina Market President of Regions Bank, located in Charlotte, North Carolina, from January 2004 to January 2006. The Board nominated Mr. Kennedy based on his experience in banking and finance, among other skills and attributes.

Thomas E. Meckley, 68, has been a director of the Company since May 2009. Mr. Meckley has been a consultant to Agility Recovery Solutions, an onsite mobile business continuity solutions company since 2005. He was employed by the public accounting firm of Ernst & Young LLP from 1967 to 2005 and served as a Managing Partner of the Charlotte, North Carolina office from 1985 to 1995. Mr. Meckley currently serves on the Board of Trustees of Elizabethtown College, a liberal arts college in Pennsylvania. The Board concluded that Mr. Meckley is qualified to serve as a Board member based on his experience in public accounting, among other skills and attributes.

Bailey W. Patrick, 51, has been a director of the Company since May 2009. Since October 2010, Mr. Patrick has been the Managing Partner of Merrifield Patrick Vermillion, LLC, a privately held company specializing in real estate brokerage and development services. Mr. Patrick served as the Managing Partner of Merrifield Patrick from February to October 2010 and President of Bissell-Patrick, LLC from 1999 to 2010, both predecessor firms to Merrifield Patrick Vermillion, LLC, holding various other positions with Bissell-Patrick since 1984. He currently serves on the Board of Directors of Harris Teeter Supermarkets Inc., formerly Ruddick Corporation. He also serves on the Board of Trustees of Queens University in Charlotte, North Carolina and on the Board of Trustees of the Greater Charlotte YMCA, and currently serves as Chairman of the Board of Trustees for Episcopal High School

in Alexandria, Virginia. The Board concluded that Mr. Patrick is qualified to serve as a Board member based on his experience in commercial real estate leasing and development and experience gained in service on other boards, among other skills and attributes.

The five continuing members of the Board of Directors are divided into two classes with current terms expiring in 2014 and 2015. On the expiration of each director’s term, his successor in office will be elected for a three-year term. The terms of Messrs. Bryan F. Kennedy, III and Thomas B. Henson expire in 2014. The terms of Messrs. John P. D. Cato, Thomas E. Meckley and Bailey W. Patrick expire in 2015.

MEETINGS AND COMMITTEES

During the fiscal year ended February 2, 2013, the Company’s Board of Directors held five meetings. The Board typically schedules a meeting in conjunction with the Company’s Annual Meeting of Shareholders and expects that all directors will attend the Annual Meeting absent a schedule conflict or other valid reason. All directors attended the Company’s 2012 Annual Meeting.

The Board of Directors, pursuant to authority granted in the Company’s Bylaws, has established a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. During the fiscal year ended February 2, 2013, the Audit Committee held eight meetings, the Compensation Committee held three meetings and the Corporate Governance and Nominating Committee held three meetings.

All directors attended 100% of various scheduled Board of Directors meetings and applicable Committee meetings during fiscal 2012.

Audit Committee

The Board of Directors established the Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities regarding the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the safeguarding of the Company’s assets, the independence, qualifications, and performance of the independent auditors, the performance of the Company internal audit function, the Company’s internal control over financial reporting and such other matters as the Committee deems appropriate or as delegated to the Committee by the Board of Directors from time to time. See “Board of Directors Risk Management Oversight” below for the Committee’s role in that process. During the fiscal year ended February 2, 2013, the Audit Committee held eight meetings. The Board of Directors has determined that each member of the Audit Committee is an independent director in accordance with the independence requirements of the New York Stock Exchange (“NYSE”). In addition, the Board has determined that each member of the Audit Committee meets the heightened standards of independence for audit committee members under the Exchange Act and that each is “financially literate” in accordance with the requirements of the NYSE. No member of the Audit Committee simultaneously serves on the audit committee of more than two other public companies. Messrs. Thomas E. Meckley (Chair), Thomas B. Henson and Bryan F. Kennedy, III are the members of the Audit Committee. The Board of Directors has determined that Thomas E. Meckley qualifies as an audit committee financial expert within the meaning of SEC rules. The Audit Committee operates under a Board-approved charter, a copy of which is available on the Company’s website at www.catofashions.com/investors.cfm. Additional information concerning the Audit Committee is set forth below under “Selection of Independent Registered Public Accounting Firm.”

Compensation Committee

The Compensation Committee assesses the Company’s overall compensation programs and philosophies. The Committee reviews and approves, on an annual basis, the Company’s goals and objectives for compensation of the Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of those goals and objectives at least annually. Based on this evaluation, the Compensation Committee determines and reports to the Board the Chief Executive Officer’s compensation, including salary, incentive bonus and performance-based equity compensation.

The Compensation Committee also reviews and approves, on an annual basis, the evaluation process and compensation structure of the Company’s other executive officers and evaluates those other officers’ performance at least annually. Based on this evaluation, the Compensation Committee determines and reports to the Board the other executive officers’ compensation, including salary, incentive bonus and equity compensation. The Compensation Committee also reviews on an annual basis and recommends to the Board the form and amount of director compensation. In addition, the Compensation Committee grants restricted stock and other awards to associates of the Company and its subsidiaries pursuant to the Company’s benefit and incentive compensation plans and reports such actions to the Board of Directors. See “Board of Directors Risk Management Oversight” below for the Committee’s role in that process.

The Compensation Committee has the power to delegate its authority to subcommittees. The chairman of any such subcommittee must report regularly to the full Compensation Committee.

The Board of Directors has determined that each member of the Compensation Committee is an independent director in accordance with the independence requirements of the NYSE. The Compensation Committee held three meetings during the fiscal year ended February 2, 2013. The Compensation Committee operates under a Board-approved charter, a copy of which is available on the Company’s website at www.catofashions.com/investors.cfm. Messrs. D. Harding Stowe (Chair), Bailey W. Patrick and Edward I. Weisiger, Jr. are the members of the Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee reviews, evaluates and recommends nominees for the Board of Directors. In addition, the Corporate Governance and Nominating Committee monitors and evaluates the performance of the directors on a periodic basis, individually and collectively. The Committee also periodically reviews the Company’s corporate governance principles and recommends changes to the Board of Directors. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director in accordance with the independence requirements of the NYSE. The Corporate Governance and Nominating Committee held three meetings during the fiscal year ended February 2, 2013. The Corporate Governance and Nominating Committee operates under a Board-approved charter, a copy of which is available on the Company’s website at www.catofashions.com/investors.cfm. Messrs. Bryan F. Kennedy, III (Chair), Thomas B. Henson, Bailey W. Patrick, D. Harding Stowe and Edward I. Weisiger, Jr. are the members of the Corporate Governance and Nominating Committee.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

In furtherance of its longstanding goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders, the Board of Directors has approved Corporate Governance Guidelines for the Company. The Guidelines are available on the Company’s website at www.catofashions.com/investors.cfm.

Director Independence

The Board of Directors made a determination as to the independence of each of its members. The Board of Directors determined that each of the following Board members is independent: Mr. Thomas B. Henson, Mr. Bryan F. Kennedy, III, Mr. Thomas E. Meckley, Mr. Bailey W. Patrick, Mr. D. Harding Stowe and Mr. Edward I. Weisiger, Jr. The Board determined that Mr. John P. D. Cato, an employee of the Company, is not independent. The Board made these determinations based upon the definition of an “independent director” set forth in the NYSE listing standards (the “NYSE Independence Tests”). A director will be independent only if the director has no material relationship with the Company. For purposes of such determination, the Board must affirmatively determine whether a material relationship exists between the director and the Company. This determination is in addition to the analysis under the NYSE Independence Tests and SEC Rule 10A-3 and must be based on the overall facts and circumstances specific to that director.

In order to assist the Board in making determinations of independence, any relationship described below will be presumed material:

(1)	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.

(2)	The director has received, or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(3)	The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(4)	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(5)	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Board Leadership Structure

Mr. John Cato has served in the combined role of Chairman of the Board of Directors and Chief Executive Officer (“CEO”) since 2004. The Board annually considers his effectiveness in both capacities. The Board believes that its current governance structure provides independent Board leadership while deriving benefit from having the CEO also serve as the Board chair. This structure provides an opportunity for the individual with primary responsibility for managing the Company’s day-to-day operations in a historically volatile industry segment to chair meetings of the Board as it discusses key business and strategic issues. The Board also believes having the positions combined facilitates the implementation and execution of both the Company’s short and long-term strategies with a single vision.

As Lead Independent Director, Mr. Bryan Kennedy, III assists the Board in providing independent oversight of the Company’s operations, short and long-term strategic plans and the Chairman and CEO’s performance and compensation among other duties. The Lead Independent Director, through his role as chair of the Corporate Governance and Nominating Committee, also manages the process of annual director self-assessment and evaluation of the Board as a whole.

Executive Sessions of Non-Management Directors

Non-management Board members meet without management at regularly scheduled executive sessions. In addition, to the extent that the group of non-management directors includes directors that are not independent, at least once a year there will be scheduled an executive session including only independent directors. The Lead Independent Director presides over meetings of the non-management or independent directors.

Board of Directors Risk Management Oversight

As the Company’s principal governing body, the Board of Directors has the ultimate responsibility for overseeing the Company’s risk management practices. As part of its oversight function, the Board reviews and monitors financial, strategic and operational risk through annual and periodic reviews with management.

Pursuant to its charter, the Audit Committee has primary responsibility for monitoring financial reporting risk. As part of its responsibilities, the Committee reviews with management and the independent auditors the Company’s policies in regard to risk assessment and management and assesses the steps management has taken to minimize risks to the Company. The Committee regularly meets with the independent auditor and management, as appropriate, to review significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements. The Audit Committee also reviews the effectiveness and integrity of the Company’s financial reporting processes and the Company’s internal control structure (including both disclosure controls and procedures and internal control over financial reporting).

As part of its oversight responsibilities, the Board of Directors relies upon the Compensation Committee to monitor and assess the Company’s compensation policies and practices as they relate to risk management and risk-taking incentives. On an annual basis, the Committee reviews the Company’s compensation policies and practices to determine how it compensates and incentivizes its associates and whether these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. D. Harding Stowe, Bailey W. Patrick and Edward I. Weisiger, Jr. Since the beginning of the Company’s last fiscal year, none of the members of the Compensation Committee is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or the Board.

Code of Ethics and Code of Business Conduct and Ethics

The Company has adopted a written Code of Ethics (the “Code of Ethics”) that applies to the Company’s Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial officer), and Controller (principal accounting officer). The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all directors, officers, and associates of the Company. The Code of Ethics and Code of Conduct are available on the Company’s website at www.catofashions.com/investors.cfm, under the “Corporate Governance” caption. Any amendments to the Code of Ethics or Code of Conduct with respect to directors or executive officers will be disclosed on the Company’s website promptly following the date of such amendment. In addition, any waivers of the Code of Ethics, or waivers of the Code of Conduct with respect to directors or executive officers, will be made only by the Board or a designated committee thereof, and will be disclosed within four business days. Information on the Company’s website, however, does not form a part of this Proxy Statement.

Insider Trading and Hedging Policies

The Company has established policies prohibiting directors, officers and associates from purchasing or selling Cato securities while in possession of material, nonpublic information. The Company also has established policies that acknowledge Company associates may become aware of material nonpublic information of other companies in the course of their association with Cato. All directors, officers and associates are prohibited from purchasing or selling securities of other companies while they are in possession of, or aware of, such information and from passing such information on to other persons or entities who purchase or sell the securities of such other companies.

In addition, no director, officer or associate of the Company may engage in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This prohibition includes “short sales” (selling borrowed securities to profit if the market price of the Company’s stock decreases), “put” or “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and hedging or any other type of derivative instrument designed to minimize the risk inherent in owning the Company’s stock.

Communications with Directors

All interested parties may communicate directly with any member or committee of the Board of Directors, or any group of directors, by writing to: Chair of the Corporate Governance and Nominating Committee, c/o Office of the Corporate Secretary, The Cato Corporation, 8100 Denmark Road, Charlotte, North Carolina 28273. Depending on the subject matter, the Chair of the Corporate Governance and Nominating Committee, with the assistance of the Company’s Vice President, General Counsel will determine whether to forward it to the director or directors to whom it is addressed, attempt to handle the inquiry directly (for example, where it is a request for information about the Company or it is a stock-related matter), or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

If the subject matter involves a matter relating to accounting, internal accounting controls or auditing matters, the Vice President, General Counsel will report the matter to the Chair of the Audit Committee and also advise the Chief Executive Officer and Chief Financial Officer. The Chair of the Audit Committee and the Chief Executive Officer will determine what action, if any, should be taken. The Office of the Corporate Secretary and Chair of the Audit Committee will investigate the matter, if necessary, and file a report with the Audit Committee. The Audit Committee, at its discretion, may discuss the matter with the Board of Directors.

The Vice President, General Counsel will maintain a log of all complaints, tracking their receipt, investigation, and resolution and will prepare a periodic summary thereof for the Board of Directors, and the Audit Committee, as appropriate.

Director Nomination Criteria and Process

Directors may be nominated by the Board of Directors in accordance with the Company’s Bylaws or by shareholders in accordance with the procedures specified in Article II, Section 3 of the Company’s Bylaws. The Company’s Corporate Governance and Nominating Committee will consider all nominees, including any submitted by shareholders, for the Board of Directors. The assessment of a nominee’s qualifications will include a review of Board of Director qualifications as described in the Company’s Corporate Governance Guidelines.

As specified in Article II, Section 3 of the Company’s Bylaws, notice of a shareholder nomination for a director nominee to be considered at an Annual Meeting must be in writing and received by the Secretary of the Company at the Company’s principal executive offices, 8100 Denmark Road, Charlotte, North Carolina 28273-5975, no later than 90 days prior to the anniversary of the preceding year’s Annual Meeting (in the case of the Company’s 2014 Annual Meeting of shareholders, no later than February 22, 2014). The shareholder’s notice must also set forth, with respect to any director nominee, his or her name, age, business and residential address, principal occupation, the class and number of shares of the Company owned by the nominee, the nominee’s consent to being named in the proxy statement and serving if elected, and any other information required by the proxy rules of the Securities and Exchange Commission pursuant to Regulation 14A of the Exchange Act. The notice must also include the name and address of the nominating shareholder as it appears on the Company’s stock transfer records and the class and number of shares of the Company beneficially owned by the nominating shareholder.

The Corporate Governance and Nominating Committee will select qualified nominees and review its recommendations with the full Board of Directors. The Board of Directors will decide whether to invite the nominee to join the Board. The Board believes that greater diversity leads to better corporate governance and that potential nominees should possess a diverse and extensive background of knowledge and both professional and life experience that can support growth, evaluate risk and provide sufficient oversight to the Company. Nominees for director will be selected on the basis of the diversity they bring to the Board, outstanding achievement in their professional careers, broad experience, wisdom, character, integrity, ability to make independent, analytical inquiries and intelligent decisions, sound mature business judgment, understanding of the business environment, willingness to devote adequate time to Board duties and ability to collaborate effectively at the Board level. The Board further believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to its competitors.

The Board will have a majority of directors who meet the criteria for independence required by the NYSE. The Corporate Governance and Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics that the Board seeks in Board members as well as the composition of the Board as a whole. The Board will also evaluate on an annual basis whether members qualify as independent under applicable standards. During the course of a year, directors are expected to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as independent.

PROPOSAL 2 — APPROVAL OF THE CATO CORPORATION
2013 INCENTIVE COMPENSATION PLAN

We are requesting that stockholders approve The Cato Corporation 2013 Incentive Compensation Plan (the “2013 Plan”). The 2013 Plan is intended to replace our 2004 Incentive Compensation Plan (the “2004 Plan”) which is scheduled to terminate in April 2014. The Board of Directors believes that it is in the best interests of the Company and its shareholders to establish a new plan that will allow the Company to provide a variety of equity-based incentives to key employees and directors of the Company and its subsidiaries. Therefore, the Compensation Committee of the Board of Directors adopted the 2013 Plan on February 28, 2013, effective as of such date but subject to the requisite approval of the Company’s stockholders at our 2013 Annual Meeting of Shareholders. The 2013 Plan will allow the Company to continue to attract and retain key employees and directors as well as provide them with incentives to contribute to the Company’s growth and success and align their interests with those of the Company’s shareholders

The 2004 Plan was initially approved by our shareholders at our 2004 annual meeting. The 2004 Plan was most recently amended and restated as of May 22, 2008 and approved by our stockholders at our 2008 annual meeting. Under the 2004 Plan, the Company is authorized to issue up to 1,350,000 shares of Class A Stock. As of April 3, 2013, approximately 439,180 shares of Class A Stock are subject to currently outstanding awards and 543,310 shares of Class A Stock are available for future awards under the 2004 Plan. If the 2013 Plan is approved at the 2013 Annual Meeting, the 2004 Plan will automatically terminate on that date and no further awards will be granted thereunder. If the 2013 Plan is not approved by our shareholders, the 2004 Plan will continue in effect and the Company will continue to have the ability to grant awards under the 2004 Plan until its termination in April 2014. Approval of the 2013 Plan will not adversely affect rights under any outstanding awards previously granted under the 2004 Plan.

The 2013 Plan also is intended to allow the Compensation Committee to grant certain awards that may meet the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction for compensation paid to certain officers to $1 million with respect to each such officer. However, compensation that qualifies as performance-based compensation under Section 162(m) of the Code is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and the performance goals pursuant to which the awards will be paid are disclosed to and approved by the shareholders. Therefore, shareholder approval of the 2013 Plan, including the provisions regarding performance-based awards, also is being sought to give the Company the continued ability to grant awards intended to qualify as performance-based compensation under Section 162(m) of the Code.

The Company also reserves the right to pay discretionary bonuses or other types of compensation outside of the 2013 Plan, including arrangements that may not qualify for deductibility under Section 162(m) of the Code. No employee has a guaranteed right to any discretionary bonus as a substitute for a performance-based bonus if performance goals are not met or if the stockholders do not approve the 2013 Plan.

The following is a summary of the 2013 Plan submitted for shareholder approval. The summary describes the principal features of the 2013 Plan, but it is qualified by reference to the full text of the 2013 Plan, which is included in this Proxy Statement as APPENDIX A.

Administration

The 2013 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the full authority to grant awards under the 2013 Plan, to select the recipients of awards granted under the 2013 Plan, to determine the type and size of awards, and to determine and amend the terms, restrictions and conditions of awards. Among other things, the Compensation Committee also has the full authority to construe and interpret the 2013 Plan and any related award agreement, to establish rules and regulations relating to the administration of the 2013 Plan, to delegate administrative responsibilities, to determine rules and conditions for the deferral of payments under awards, and to make all other determinations and take any other actions that may be necessary or advisable for the administration of the 2013 Plan.

To the extent permitted by applicable law and to the extent that any such action will not prevent the 2013 Plan or any award from satisfying certain regulatory exemptions and requirements, the Compensation Committee may delegate to a subcommittee or executive officers of the Company (or other such persons it deems appropriate) the authority to perform such functions that the Compensation Committee determines; provided that awards to executive officers and related substantive matters shall be determined solely by the Compensation Committee or an appropriate subcommittee.

Eligibility

Awards may be granted under the 2013 Plan to key employees of the Company and its subsidiaries who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company as determined by the Compensation Committee. Awards also may be granted to non-employee directors of the Company. In selecting recipients of awards, the Compensation Committee can take into account any factors it deems relevant, including the duties of the individual and the Committee’s assessment of the individual’s present and potential contributions to the success of the Company and its subsidiaries. The number of individuals eligible to participate in the 2013 Plan varies and, in light of the Compensation Committee’s discretion, the actual number of individuals who will be granted an award in the future cannot be determined. As of April 3, 2013, the Company currently has approximately 9,600 employees and non-employee directors.

Types of Awards

Awards that may be granted under the 2013 Plan include incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, incentive bonus awards and stock awards. The Compensation Committee also may designate certain awards as performance-based compensation subject to achievement of certain pre-established, objective performance goals. Each type of award is discussed in more detail below.

Shares Subject to the 2013 Plan and Award Limits

If the shareholders approve the 2013 Plan, the number of shares of Class A Stock available for issuance under the 2013 Plan will be 1,500,000 shares, subject to adjustment as described below. Shares of Class A Stock covered by awards that expire or are forfeited, canceled, settled in cash or otherwise terminated without the delivery of the full number of covered shares will be available for further awards under the 2013 Plan to the extent of such expiration, forfeiture, cancellation, cash settlement, etc. However, shares of Class A Stock subject to an award that are withheld or retained by the Company in payment of the exercise or purchase price of an award (including shares withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an award), or tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an award, will not become available again for awards under the 2013 Plan.

The maximum number of shares of Class A Stock that may be issued pursuant to incentive stock options under the 2013 Stock Incentive Plan also will be 1,500,000 shares, subject to adjustment as described below.

The 2013 Plan provides that no individual may be granted options and/or stock appreciation rights under the 2013 Plan with respect to an aggregate of more than 300,000 shares of Class A Stock during any calendar year. With respect to all other types of awards, no individual may be granted awards (whether such awards may be settled in shares of Class A Stock and/or cash) consisting of, covering or relating to, in the aggregate, more than 300,000 shares of Class A Stock during any calendar year. With respect to any cash-based stock award that is intended to be performance compensation, the 2013 Plan provides that the maximum cash payment that may be paid during any one calendar year to a participant is $3,000,000.

In the event of any change in the number of outstanding shares of Class A Stock due to a stock split, stock dividend, spin-off or similar equity restructuring event, then to prevent the dilution or enlargement of rights, corresponding equitable adjustments shall be made in accordance with the 2013 Plan to, among other things, the limits on the number of shares of Class A Stock which may be issued under the 2013 Plan and the number and price of shares of Class A Stock subject to outstanding awards under the 2013 Plan. In the event of a change in corporate capitalization due to a reorganization, recapitalization, merger, consolidation or similar transaction affecting the

Class A Stock, the Compensation Committee shall make adjustments to the number and kind of shares which may be issued under the 2013 Plan and to outstanding awards as it determines, in its discretion, to be appropriate.

Stock Options

Stock options may be granted under the 2013 Plan in the form of either incentive stock options (also referred to as “ISOs”) intended to qualify under Section 422 of the Code or nonstatutory stock options. Stock options give the recipient an opportunity to purchase shares of Class A Stock from the Company at a designated exercise price. Incentive stock options can be granted only to employees of the Company and eligible subsidiaries.

The exercise price of options granted under the 2013 Plan is determined at the discretion of the Compensation Committee, but the exercise price per share generally may not be less than the fair market value of a share of Class A Stock on the grant date of the option. In the case of incentive stock options granted to any holder on the grant date of more than 10% (directly or by attribution through relatives or entities in which the holder has an ownership interest) of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation (a “10% Stockholder”), the exercise price per share may not be less than 110% of the fair market value of a share of Class A Stock on the grant date. Under the 2013 Plan, fair market value generally is based on the average of the high and low sale prices of the Class A Stock on the NYSE on the grant date of the option.

Unless otherwise provided by the Compensation Committee, the exercise price of an option generally may be paid (i) in cash; (ii) subject to applicable law, by tendering previously acquired shares of Class A Stock having an aggregate fair market value equal to the total exercise price as long as certain requirements are met, (iii) subject to applicable law and such rules as may be established by the Compensation Committee, by means of a “cashless exercise” through an approved broker; and/or (iv) subject to applicable law and such rules as may be established by the Compensation Committee, by means of a “net share settlement” procedure. The Compensation Committee also may provide that options may be exercised by other means consistent with applicable law.

The Compensation Committee establishes the time period within which options must be exercised, but this period cannot exceed ten years from the grant date of the option or, in the case of incentive stock options granted to a 10% Stockholder, five years from the grant date of the option. Options may expire before the end of the option period if the option holder’s service with the Company terminates. Stock options will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. To the extent that the fair market value of incentive stock options (determined based on the fair market value on the grant date) that become exercisable for the first time in a calendar year exceeds $100,000, such options generally will be deemed nonstatutory stock options.

Except as otherwise provided by the Compensation Committee, the following rules apply if an option holder’s service with the Company and its subsidiaries terminates. If an option holder’s service terminates for any reason other than cause, death, disability or an eligible retirement, the option holder generally may exercise his or her stock options (to the extent then vested) within the 90-day period following such termination. If the option holder is terminated for cause, the option holder’s stock options will immediately expire and can no longer be exercised. If the option holder’s service terminates due to his or her death, disability or eligible retirement, options (to the extent then vested) generally may be exercised during the one-year period following termination. In no event can an option be exercised after the expiration of its term (i.e., the option period fixed by the Compensation Committee).

Options generally may not be transferred except by will or the laws of descent and distribution and options generally may be exercised during the lifetime of the option holder only by the option holder. However, the Compensation Committee, in its discretion, may permit the transfer of nonstatutory stock options, without consideration, to certain family members or family-related trusts, foundations or other entities, subject to limitations determined by the Compensation Committee.

Stock Appreciation Rights

Stock appreciation rights (or “SARs”) allow a recipient to receive upon exercise an amount equal to the excess of the then fair market value at that time of the shares of Class A Stock with respect to which the SARs are being exercised over the initial value assigned to such SARs. This amount may be payable in cash, shares of Class A

Stock or a combination, as determined by the Compensation Committee. The initial value of SARs granted under the 2013 Plan is determined at the discretion of the Compensation Committee. However, the initial value per share of Class A Stock covered by the SARs may not be less than the fair market value of a share of Class A Stock on the grant date. For this purpose, fair market value generally is based on the average of the high and low sale prices of the Class A Stock on the NYSE on the grant date of the SAR.

SARs may be granted in tandem with stock options or independently. The Compensation Committee will establish the time period within which SARs must be exercised, but this period cannot exceed ten years from the grant date of the SARs. SARs granted in tandem with stock options must have the same term as the options to which they relate. SARs may expire before the end of the exercise period if the recipient’s service with the Company and its subsidiaries ends. SARs will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. However, SARs granted in tandem with stock options may be exercised only with respect to the shares of Class A Stock for which their related stock options are then exercisable. The exercise of either options or SARs that are granted in tandem will result in the termination of the other to the extent of the number of shares of Class A Stock with respect to which such options or SARs are exercised.

If an individual’s service with the Company and its subsidiaries terminates, SARs then held by such individual will terminate on the same terms and conditions that apply to stock options as described above, unless otherwise provided by the Compensation Committee.

SARs generally may not be transferred except by will or the laws of descent and distribution and SARs generally may be exercised during the lifetime of the recipient only by the recipient.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of shares of Class A Stock that is subject to restrictions and such other terms and conditions set by the Compensation Committee. Restricted stock units are non-voting units of measurement that represent the contingent right to receive shares of Class A Stock or the value of shares of Class A Stock in the future, but no shares are actually awarded to recipients on the grant date. Once applicable restrictions lapse or have been satisfied, restricted stock units may be payable in cash, shares of Class A Stock or a combination thereof, as specified by the Compensation Committee.

The Compensation Committee determines the type of restrictions applicable to the award, which can include restrictions based on the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives. The Compensation Committee also determines the purchase price, if any, to be paid for the restricted stock or restricted stock units. Restricted stock units are not transferable and restricted stock generally may not be transferred until all restrictions applicable to the award have lapsed or been satisfied.

If the recipient’s service with the Company and its subsidiaries ends, all shares of restricted stock or restricted stock units, as the case may be, generally will be forfeited unless otherwise provided by the Compensation Committee.

Except as otherwise provided by the Compensation Committee, a recipient of restricted stock generally will have certain rights and privileges of a shareholder, including the right to vote such shares of restricted stock and to receive cash dividends, if any (although the Compensation Committee may require that any dividends be reinvested in additional shares of restricted stock). A recipient of restricted stock units will not have any voting or other shareholder rights, but the Compensation Committee may, in its discretion, provide that, if the Board of Directors declares a dividend with respect to the Class A Stock, the recipient will receive dividend equivalents on terms set by the Compensation Committee.

Stock Awards

The Compensation Committee may grant other types of stock awards that involve the issuance of shares of Class A Stock or that are denominated or valued by reference to shares of Class A Stock. The terms and conditions applicable to such stock awards will be determined by the Compensation Committee in its discretion.

Incentive Bonus Awards

The Compensation Committee may award a key employee the opportunity to receive a cash bonus based on the achievement of one or more performance goals (including the performance goals described below under “Performance Compensation”). The Compensation Committee will establish these performance goals and any other criteria that must be met, the period during which achievement of the performance goals and other criteria will be measured, the formula or basis by which the actual amount of the incentive bonus will be determined, the timing and form of payment, and any forfeiture events. Incentive bonuses will be paid in cash. The Compensation Committee may, in its discretion, reduce the amount of or eliminate an incentive bonus award. The 2013 Plan provides that in no event may a participant receive an incentive bonus for any calendar year greater than $3,000,000.

In general, a participant must remain employed by the Company and its subsidiaries through the last day of the performance period and at the time of the payment in order to receive an incentive bonus, unless otherwise provided by the Compensation Committee.

Performance Compensation

The 2013 Plan is intended to allow the Compensation Committee to grant restricted stock, restricted stock units, a stock award or an incentive bonus award in a manner that may meet the requirements for performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction for compensation paid to the Chief Executive Officer and the next three highest paid officers (generally excluding the principal financial officer) to $1 million with respect to each such officer. However, compensation that qualifies as “performance-based compensation” under Section 162(m) of the Code is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and the performance goals under which the awards will be paid are disclosed to and approved by the shareholders. Accordingly, we also are seeking stockholder approval of the 2013 Plan to allow the grant of awards that may satisfy the requirements of Section 162(m) of the Code.

For performance compensation, the Compensation Committee will establish in writing the performance goals upon which the performance compensation is contingent, the period over which such goals will be measured and any other applicable conditions. These terms must be established within 90 days after the beginning of the applicable period (or, if earlier, by the date on which 25% of the period has been completed).

The performance goals established by the Compensation Committee must be objectively determinable. The 2013 Plan provides that the Compensation Committee may establish performance goals based on one or more of the following: stock price; earnings per share; net earnings; operating or other earnings; gross or net profits; revenues; net cash flow; financial return ratios; shareholder return; return on equity; return on investment; return on net assets; debt rating; sales; expense reduction levels; share count reduction, growth in assets, sales, or market share; or strategic business objectives based on meeting specified revenue goals, market penetration goals, customer satisfaction goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance goals may be based on the performance of the Company, based on the individual’s division, business unit or employing subsidiary, based on the performance of one or more divisions, business units or subsidiaries, based on the performance of the Company and its subsidiaries as a whole, or based on any combination of the foregoing. Performance goals also may be expressed by reference to an individual’s performance relating to any of the criteria listed above.

Performance goals may be expressed in such form as the Compensation Committee determines, including either in absolute or relative terms (including, but not limited to, relative comparison to other companies or other external measures), in percentages, in terms of growth over time or otherwise. Performance goals do not have to be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). Performance goals may provide for determination either before or after taxes and for the inclusion or exclusion of items such as (i) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, refinancing/restructuring of short-term and/or long-term debt or extraordinary non-recurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (ii) litigation or claim expenses, judgments or settlements, and (iii) changes in accounting principles or tax laws or changes in other laws or rules affecting reported results.

The Compensation Committee also may establish subjective performance goals for Participants, provided that for certain executive officers, the subjective performance goals may be used only to reduce (and not increase) an award. The Compensation Committee generally cannot waive the performance goal requirements except in its discretion in the case of the death or disability of the recipient or as otherwise provided under the 2013 Plan in the event of a change in control (as described below). Following the completion of a performance period, the Compensation Committee will review and certify in writing the extent to which the goals have been attained. The Compensation Committee may, in its discretion, reduce or eliminate an award of performance compensation.

As noted previously, no individual may be granted restricted stock, restricted stock units or stock awards with respect to an aggregate of more than 300,000 shares of Class A Stock during any calendar year and the maximum cash payment that an individual may receive pursuant to an incentive bonus award during a calendar year is $3,000,000.

The Compensation Committee may, in its discretion, grant awards to officers covered by Section 162(m) of the Code that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The 2013 Plan does not limit the authority of the Company or the Compensation Committee to adopt other compensation arrangements, including an arrangement not intended to be or that does not meet the requirements for performance-based compensation under Section 162(m) of the Code.

Change in Control

In the event of a change in control (as defined in the 2013 Plan) of the Company, all outstanding stock options and SARs will become fully vested and exercisable. In addition, the Compensation Committee may (i) require holders of options or SARs to surrender such awards in exchange for a payment, in cash or Class A Stock as determined by the Compensation Committee, equal to the amount by which the “change in control price” for each share of Class A Stock subject to the outstanding awards exceeds the option price of such options or initial value of such SARs, as the case may be; (ii) after giving award holders an opportunity to exercise their outstanding options and SARs, terminate any or all unexercised options and SARs; or (iii) provide for the assumption or substitution of such outstanding awards by the surviving company in the change in control. The term “change in control price” is defined in the 2013 Plan and generally means, with certain exceptions, the higher of (a) the highest sales price per share of Class A Stock reported on the NYSE Composite Index during the 60-day period ending on the date of the change in control; or (b) if the change in control is the result of a tender or exchange offer or certain specified corporate transactions, the highest price paid per share of Class A Stock in such transaction.

In the event of a change in control of the Company, all outstanding restricted stock, restricted stock units and other stock awards (other than those that have been designated as performance compensation) also will fully vest with all restrictions and conditions related thereto being deemed satisfied.

Incentive bonuses and performance compensation that have been earned but remain outstanding as of the date of a change in control will be payable in full immediately upon a change in control. Upon a change in control of the Company, any other incentive bonus and performance compensation awards will be accelerated and immediately vested, paid or delivered, as the case may be, on a pro rata basis based upon assumed achievement of all target performance goals and the length of time within the performance period that has elapsed prior to the change in control.

Amendment, Suspension or Termination

The Compensation Committee may at any time amend, suspend or terminate the 2013 Plan in whole or in part for any reason, provided that such action may be subject to shareholder approval if necessary to comply with legal, regulatory or securities exchange listing requirements or the action is intended to allow the exercise price of outstanding stock options to be reduced by repricing or replacing such options. Unless terminated earlier, the 2013 Plan will terminate on February 28, 2023, a term of ten years from its initial adoption by the Compensation Committee. The Compensation Committee also may amend the terms of an outstanding award. Generally, no amendment, suspension or termination of the 2013 Plan (or amendment of an outstanding award) may adversely affect in any material way the rights of the holder of an outstanding award without his or her consent. However, the Compensation Committee may amend the 2013 Plan and/or any outstanding award without obtaining the award holder’s consent if it deems the amendment necessary or advisable to comply with applicable law or address other regulatory matters.

The 2013 Plan also provides that all awards granted under the 2013 Plan are intended to be subject to the terms and conditions of any policy regarding clawbacks, forfeitures or recoupments adopted by the Company.

The closing price of a share of the Class A Stock on the NYSE on April 3, 2013 was $24.17.

2013 Plan Benefits

Set forth below is information with respect to awards to date under the 2013 Plan, subject to shareholder approval of the 2013 Plan. Since all awards under the 2013 Plan are made at the discretion of the Compensation Committee, future awards that may be received by any executive officers, directors or others pursuant to the 2013 Plan are not presently determinable.

At its March 2013 meeting, the Compensation Committee established criteria for a performance-based May 2014 restricted stock grant to be made to the CEO with a target of 2013 consolidated net income of at least 50% of 2012 consolidated net income. Since the number of shares to be granted are determined using the rolling average 90-day price set within the 30 days prior to the Compensation Committee meeting where the broad-based annual LTI award is approved, the number of shares that will comprise the contingent grant are not known at this time. Also at its March 2013 meeting, the Compensation Committee established criteria for performance-based cash incentive awards for the named executive officers under the 2013 Plan, subject to shareholder approval of the 2013 Plan. The maximum amount of such cash incentive awards is set forth in the table below.

At the same meeting, the Compensation Committee also approved stock awards based on a value of $50,000 to each non-employee Director effective June 1, 2013, subject to shareholder approval of the 2013 Plan, that are not subject to vesting requirements or any other restrictions. The number of shares to be awarded to each director is 1,808 shares.

2013 INCENTIVE COMPENSATION PLAN
Grants Prior to Shareholder Approval

	Target Equity Awards		Target Non-Equity Incentive Awards
Name and Position	Dollar Value ($)	Shares	Dollar Value ($)
John P. D. Cato	$1,576,778	Note 1	$1,689,400
Chairman, President & Chief
Executive Officer

John R. Howe	—	—	$292,500
Executive Vice President & Chief
Financial Officer

Sally J. Almason	—	—	$307,500
Executive Vice President,
Merchandising, Cato & Versona Concepts

Michael T. Greer	—	—	$256,500
Executive Vice President
Director of Stores

Gordon D. Smith	—	—	$232,500
Executive Vice President
Chief Real Estate & Store
Development Officer

All current executive officers as a group	$1,576,778	—	$2,778,400
All current non-executive officer directors as a group	$300,000	1,808	N/A
All current non-executive officer employees as a group	N/A	N/A	$5,492,283

Note (1): Since the number of shares to be granted is based on a designated percent of salary and are determined using the rolling average 90-day price set within the 30 days prior to the Compensation Committee meeting where the broad-based annual LTI award is approved, the number of shares are not known at this time.

Certain Federal Income Tax Consequences

The following is a brief summary of the current federal income tax consequences that generally apply with respect to awards that may be granted under the 2013 Plan. Applicable laws and regulations may change in the future. This summary is not intended to be exhaustive and does not describe a number of tax rules, including any foreign, state or local tax consequences, tax withholding requirements or various other rules that could apply to a particular individual or to the Company and its subsidiaries under certain circumstances (and references to the Company in this section shall include the applicable subsidiary). This summary is not intended or written to be used (and cannot be used by any taxpayer) to avoid penalties that may be imposed on a taxpayer. Tax implications may vary due to individual circumstances. Participants should consult their personal tax advisors about the tax consequences related to awards under the 2013 Plan.

Nonstatutory Stock Options

The grant of nonstatutory stock options generally should have no federal income tax consequences to the Company or the option holder. Upon the exercise of a nonstatutory stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income. In the event of the disposition of the acquired shares of Class A Stock, any additional gain (or loss) generally will be taxed to the option holder as either short-term or long-term capital gain (or loss) depending on how long the shares were held.

Incentive Stock Options

The grant and exercise of incentive stock options should have no federal income tax consequences to the Company. The grant and exercise of incentive stock options generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an incentive stock option, the option holder treats the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.

If the option holder retains the shares of Class A Stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the Class A Stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount received on disposition of the shares) over the exercise price. The Company will be entitled to a corresponding tax deduction in the same amount. Any additional gain (or loss) realized by the option holder on the disposition of the Class A Stock will be taxed as short-term or long-term capital gain (or loss), as applicable.

Stock Appreciation Rights

The grant of SARs generally should have no federal income tax consequences to the Company or the recipient. Upon the exercise of SARs, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.

Restricted Stock

The recipient of restricted stock normally will recognize ordinary income when the restrictions on the restricted stock lapse (i.e., at the time the restricted shares are no longer subject to a substantial risk of forfeiture or become transferable, whichever occurs first). However, a recipient instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock).

The Company generally will be entitled to a corresponding tax deduction (subject to Section 162(m) limitations). If the recipient subsequently disposes of the shares of Class A Stock, any additional gain (or loss) should be eligible for short-term or long-term capital gain (or loss) tax treatment, depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an “83(b) election” and then forfeits the shares of Class A Stock, the recipient normally will not be entitled to any tax deduction or refund with respect to the tax already paid.

Restricted Stock Units

The grant of restricted stock units generally should have no federal income tax consequences to the Company or the recipient. When the restricted stock units vest and become payable, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income (subject to Section 162(m) limitations).

Other Stock Awards

The federal income tax consequences of other stock awards will depend on the form of such awards.

Incentive Bonus Awards

An employee will not have taxable income upon the grant of a contingent right to an incentive bonus. The incentive bonus will be taxable income to the employee at the time it is paid and (subject to Section 162(m) limitations) the Company will be entitled to a corresponding tax deduction.

Section 162(m)

The above discussion regarding the Company’s federal income tax deductions is subject to meeting certain requirements under Section 162(m) of the Code. Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction for compensation paid to the Chief Executive Officer and certain other officers to $1 million with respect to each such officer. However, compensation that qualifies as performance-based compensation under Section 162(m) of the Code is not subject to this deduction limit. The 2013 Plan is intended to permit the Compensation Committee to grant awards that may qualify for this exception to the Section 162(m) deduction limit.

1.1	Section 409A of the Code

Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A of the Code also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Awards granted under the 2013 Plan generally are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code. The Company does not guarantee to any participant that the 2013 Plan or any award granted under the 2013 Plan complies with or is exempt from Section 409A of the Code and the Company will not have any liability to, indemnify or hold harmless any individual with respect to any tax consequences that arise from any failure to comply with or meet an exemption under Section 409A of the Code.

The full text of the 2013 Plan can be found in APPENDIX A of this Proxy Statement.

The directors recommend that shareholders vote FOR adoption of the 2013 Plan.

PROPOSAL 3 — APPROVAL OF THE CATO CORPORATION
2013 EMPLOYEE STOCK PURCHASE PLAN

We are requesting that stockholders approve The Cato Corporation 2013 Employee Stock Purchase Plan (the “2013 ESPP”). The 2013 ESPP is intended to provide employees of the Company and eligible subsidiaries with an opportunity to participate in the accumulation and potential appreciation of the Company’s Class A Stock. The 2013 ESPP is intended to replace our 2003 Employee Stock Purchase Plan (the “2003 ESPP”) which will automatically terminate on September 30, 2013. We believe that it is in the best interests of the Company and its shareholders to offer a new stock purchase plan so that the Company may continue to provide our employees with the opportunity to accumulate Class A Stock. The Compensation Committee adopted the 2013 ESPP on March 27, 2013. The 2013 ESPP will be effective October 1, 2013 subject to the requisite approval of the Company’s stockholders at our 2013 Annual Meeting.

The 2013 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The following is a summary of the 2013 ESPP submitted for shareholder approval. The summary describes the principal features of the 2013 ESPP, but it is qualified by reference to the full text of the 2013 ESPP, which is included in this Proxy Statement as APPENDIX B.

Administration

The 2013 ESPP will be administered by the Compensation Committee. Among other things, the Compensation Committee will have complete authority to construe and interpret the 2013 ESPP; to prescribe, amend and rescind rules and regulations relating to the 2013 ESPP; to amend the 2013 ESPP to conform with relevant law; to employ broker and other services to assist in carrying out the 2013 ESPP; to delegate administrative responsibilities under the 2013 ESPP; and to make all other determinations and take any other actions that may be necessary or advisable for administration of the 2013 ESPP.

2013 ESPP Participation

Under the 2013 ESPP, eligible employees will have the option to purchase shares of Class A Stock during six-month offering periods. The six-month offering periods begin each October 1 and April 1. The initial offering period will begin October 1, 2013 and end March 31, 2014. The Compensation Committee generally has the power to change the duration and effective dates of the offering periods.

Eligible employees for an offering period include all employees of the Company and its “subsidiary corporations” within the meaning of Section 424(f) of the Code (unless the Compensation Committee has designated that a particular subsidiary will not participate). Employees who own or hold options to purchase stock (or who would upon participation in the 2013 ESPP own or hold options to purchase stock) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary are not eligible to participate. For purposes of this 5% limitation, employees may be considered to own or hold options to purchase stock through attribution from relatives or from entities in which the employees have an ownership interest. As of March 26, 2013, approximately 4,200 employees were eligible to participate in the 2003 ESPP.

Eligible employees may elect to participate in the 2013 ESPP during a designated enrollment period and elect payroll deductions from 1% to 10% of eligible compensation to be used to purchase shares through the 2013 ESPP. Once enrolled, as long as the employee remains eligible, the employee’s participation and payroll deduction rate will continue through ensuing offering periods unless the employee timely cancels or changes his or her participation elections. No interest accrues on any participant contributions under the 2013 ESPP.

The purchase price at which each share of Class A Stock will be sold at the end of each six-month offering period under the 2013 ESPP is 85% of the lower of the fair market value per share at (a) the beginning date of such offering period or (b) the ending date of such offering period. The fair market value of the Class A Stock on a given date is the closing or last sale price on the NYSE for that date. If the offering period begins or ends on a day when the NYSE does not trade, the fair market value is determined by using the closing or last sale price on the immediately preceding trading day. The number of shares purchased by each participant at the end of an offering period will be determined by dividing the purchase price into the amount of payroll deductions withheld for that participant during the offering period. However, the maximum number of shares of Class A Stock purchasable by a participant for any six-month offering period is 1,000 shares (subject to adjustment on the same basis as the shares reserved under the 2013 ESPP as described below).

In addition to purchases made during the six-month offering periods, each eligible employee who is a participant in the 2013 ESPP on April 15 of the year may make an election to purchase a lump sum of shares through the 2013 ESPP effective April 15 for a minimum amount of $100 and a maximum amount of $10,000. A participant who is an officer subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, must return an irrevocable election form for such purchase on or before October 15 of the preceding year. The purchase price will be determined on April 15 using 85% of the closing or last sale price on the NYSE for that date. If April 15 falls on a day when the NYSE does not trade, the fair market value will be determined by using the closing or last sale price on the last preceding trading day.

No participant shall have rights under the 2013 ESPP which, together with rights under any other employee stock purchase plan maintained by the Company or any subsidiary, accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such right is granted — e.g., the first day of the offering period) for each calendar year in which such right is outstanding at any time.

If applicable, dividends will be paid on Class A Stock purchased under the 2013 ESPP on the basis of the full and fractional shares held in the participant’s account on the applicable record date. Such dividend payments will be reinvested in additional shares of Class A Stock at a price equal to 85% of the closing or last sale price of the Class A Stock on the NYSE on the dividend payable date.

Shares purchased under the 2013 ESPP must be held for a minimum of one year from the date of purchase. However, the one-year holding requirement does not apply to shares of Class A Stock that are purchased through the reinvestment of dividends as described above. Subject to the one-year holding period, a participant may withdraw all or a portion of the whole shares held in the participant’s account under the 2013 ESPP in one of two ways: (a) a certificate for the full shares withdrawn may be issued in the name of the participant or (b) the shares so withdrawn may be liquidated in cash. Participants will be responsible for brokerage fees and costs, if any, associated with liquidation. Fractional share amounts will be paid in cash. An eligible employee who requests a withdrawal will be suspended from participation in the 2013 ESPP for a period of two years from the date of the withdrawal request.

A participating employee also may cancel participation in the 2013 ESPP. If the employee cancels participation on or before March 15 or September 15 of the applicable offering period, payroll deductions withheld during that offering period will be refunded to the employee. If a participant cancels participation after March 15 or September 15 of the applicable offering period, the cancellation will not be effective for that offering period. If a participant’s employment terminates for any reason on or prior to March 15 or September 15, as the case may be, such participant’s participation in the 2013 ESPP will be cancelled and payroll deductions withheld during that offering period will be refunded without interest. If a participant’s employment terminates after March 15 or September 15 of the applicable offering period, the payroll deductions withheld during that offering period will be used to purchase Class A Stock.

If a participant terminates employment for any reason, including death, disability or retirement, his or her account balance representing partial shares will be paid in cash and a certificate will be issued for whole shares; however, such shares remain subject to the one-year holding period.

Shares Subject to 2013 ESPP

If the shareholders approve the 2013 ESPP, the number of shares of Class A Stock available for issuance under the 2013 ESPP will be 250,000 shares. If the outstanding shares of Class A Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company, with or without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock consolidation, stock dividend, or similar event, then an appropriate and proportionate adjustment shall be made in the number and kind of shares or other securities which may be purchased under the 2013 ESPP and the maximum number of shares that may be purchased during a six-month offering period.

Amendment, Suspension or Termination

The Compensation Committee has the right to amend or terminate the 2013 ESPP in its sole discretion at any time, without the approval of shareholders except as required by Section 423 of the Code or other applicable law or listing requirements. Unless it has been previously terminated by the Compensation Committee, the 2013 ESPP will terminate at 11:59 pm on September 30, 2023 (so the offering period that ends on September 30, 2023 will be the last offering period).

The closing price of a share of the Class A Stock on the NYSE on April 3, 2013 was $24.17.

2013 ESPP Benefits

Shares that may be purchased under the 2013 ESPP in the future by any executive officers, directors or others are not presently determinable.

Certain Federal Income Tax Consequences

The following is a summary of the current federal income tax consequences that generally apply with respect to participation in the 2013 ESPP. Applicable laws and regulations may change in the future. This summary is not intended to be exhaustive and does not describe a number of tax rules, including any foreign, state or local tax consequences, tax withholding requirements or various other rules that could apply to a particular individual or to the Company and its subsidiaries under certain circumstances. (References to the Company in this section include the applicable subsidiary.) This summary is not intended or written to be used (and cannot be used by any taxpayer) to avoid penalties that may be imposed on a taxpayer. Tax implications may vary due to individual circumstances. Participants should consult their personal tax advisors about the tax consequences related to participation in the 2013 ESPP.

The 2013 ESPP is intended to meet the requirements of an “employee stock purchase plan” under Section 423 of the Code. There should be no federal income tax consequences to the participant or the Company upon either the grant of an option to purchase Class A Stock under the 2013 ESPP or the purchase of such shares. If the participant holds the shares acquired under the 2013 ESPP for more than two years from the option grant date and more than one year from the option exercise date, the participant will recognize taxable ordinary income at the time of disposition equal to the fair market value of the shares at the option grant date less the purchase price for the Class A Stock (e.g., the discount is taxable income). However, if the fair market value is less at the time of disposition than when the option was granted, the participant only recognizes ordinary income equal to the excess of the fair market value at the time of the disposition over the option price. (For these purposes, the purchase price is always assumed to be 85% of fair market value on the grant date of the option.) Any additional gain (or loss) realized on the disposition of the shares of Class A Stock will be taxed as capital gain (or loss). If these holding requirements are met, the Company will not receive a deduction regarding the income recognized by the participant.

If the participant disposes of the shares of Class A Stock acquired under the 2013 ESPP within two years after the grant date of the option or within one year after the option exercise date, the participant will recognize ordinary income for federal income tax purposes at the time of disposition equal to the difference between the fair market value of the shares on the option exercise date and the option exercise price. The Company generally will be entitled to a deduction equal to the same amount. Any additional gain (or loss) realized on the disposition of the shares of Class A Stock will be taxed as capital gain (or loss).

The full text of the 2013 ESPP can be found in APPENDIX B of this Proxy Statement.

The directors recommend that shareholders vote FOR adoption of the 2013 ESPP.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the shares of the Company’s Class A Stock and Class B Stock issuable under all of the Company’s equity compensation plans as of February 2, 2013:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights			(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security	Class A Stock:	122,750	Class A Stock:	$13.47	(2)	576,893 (3)
holders (1)	Class B Stock:	–0–	Class B Stock:	$0.00
Equity compensation plans not approved by security holders	—		—			—
Total	Class A Stock:	122,750	Class A Stock:	$13.47		576,893

(1)	This category includes the 1987 Non-Qualified Stock Option Plan, the 2003 Employee Stock Purchase Plan and the 2004 Amended and Restated Incentive Compensation Plan. This category does not include any shares under The Cato Corporation 2013 Incentive Compensation Plan or the 2013 Employee Stock Purchase Plan being submitted for shareholder approval at the Annual Meeting. If approved by the shareholders, the securities available for issuance under these plans will be an aggregate of 1,750,000 shares of the Company’s Class A Stock. Any remaining shares available for issuance under the 2004 Amended and Restated Incentive Compensation Plan will be deregistered upon approval of the 2013 Incentive Compensation Plan and the termination of the 2004 Amended and Restated Incentive Compensation Plan. Any remaining shares available under the 2003 Employee Stock Purchase Plan will be deregistered in October 2013.

(2)	This amount does not include the exercise price of options outstanding under the 2003 Employee Stock Purchase Plan because the exercise price is not determinable as of the date of this Proxy Statement. The exercise price to purchase a share of Class A Stock under such an option equals 85% of the lesser of the fair market value per share of Class A Stock at the beginning of the applicable offering period or the fair market value per share of Class A Stock at the end of the applicable offering period.

(3)	This amount includes 113,200 shares of Class A Stock available for future issuance under the 2003 Employee Stock Purchase Plan, 443,566 shares of Class A Stock available for future issuance under the 2004 Amended and Restated Incentive Compensation Plan and an aggregate of 20,127 shares of Class A Stock and/or Class B Stock available for future issuance under the 1987 Non-Qualified Stock Option Plan.

2012 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program for Named Executive Officers

Pay for performance and retention, both at the corporate and individual levels, is the overriding philosophy behind the design of the compensation program for Named Executive Officers (“NEOs” — see “Summary Compensation Table”) at The Cato Corporation. The Compensation Committee (“Committee”) has established this philosophy to motivate superior individual and team performance among the executives. The elements of the compensation program are designed to reward higher levels of performance, which the Committee believes will attract and retain qualified and high-performing executives and, in turn, result in increased productivity and more effective execution of strategic decisions, leading ultimately to maintaining a competitive edge within the retail industry.

NEOs receive a base salary that recognizes the value of executive talent within the retail marketplace, and these salaries generally increase annually based upon individual and Company performance. The Company also provides NEOs with an annual cash incentive opportunity designed to reward achievement of annual business objectives, which the Committee believes will translate into long-term shareholder value.

In 2006, the Company began granting annual equity incentive awards that allow NEOs the opportunity to accumulate long-term capital in the form of Company stock, which aligns NEOs with shareholder interests and encourages retention through five-year vesting schedules. The Committee’s intent is to continue including annual equity incentive awards as an element of NEO compensation. In 2006, the Committee also instituted stock ownership requirements for equity incentive awards which provide that all long-term incentive (“LTI”) eligible associates, including NEOs, must maintain a multiple of their base salaries in Company stock before they can sell vested restricted stock.

In 2011, the Company implemented a nonqualified deferred compensation plan as a competitive measure that the Company believes will assist in attracting and retaining qualified and high-performing associates and to allow associates whose ability to contribute to the Company’s 401(k) plan are limited under discrimination testing to defer current compensation. The plan is generally open to associates in management, including NEOs and all members of the Board of Directors. The Company does not make contributions to the plan.

The Company provides its NEOs with core benefits that are offered to all full-time salaried associates. NEOs do not have formal written employment or change of control agreements (see “Executive Agreements and Potential Payments on Termination or Change of Control”).

Say-on-Pay and Say-on-Frequency Results

The Compensation Committee reviewed the results of the non-binding “say-on-pay” proposal in the fiscal 2010 proxy statement. A substantial majority (96%) of our stockholders who voted on our “say-on-pay” proposal approved our executive compensation as described in our CD&A and tabular disclosures. The Compensation Committee did not implement changes as a direct result of the vote. The Company will submit its executive compensation program to a non-binding shareholder “say-on-pay” vote in the fiscal 2013 proxy statement (2014 Annual Meeting).

In light of the voting results with respect to the frequency of shareholder votes on executive compensation at the 2011 Annual Meeting, the Committee decided that the Company will hold an advisory vote on the compensation of named executive officers every three years until the next required vote on the frequency of shareholder votes on executive compensation, which we expect to occur at the Company’s 2017 Annual Meeting.

External Benchmarking for Named Executive Officers

In reviewing the NEOs’ compensation structure, the Committee relies on multiple external benchmarking sources, including (1) a customized peer group of competitors and other retail companies within a reasonable revenue range, and (2) web-based data to stay abreast of current compensation practices and to determine geographic cost of living differences.

Peer Group

In 2010, the Committee added two companies to the peer group and removed three, thereby decreasing the peer group to 15. Charming Shoppes Inc. was removed from the peer group to better align the median sales of the peer group with Cato’s projected 2010 revenue. Stage Stores Inc. was removed since it is a department store chain and not as comparable as the other specialty retailers in the peer group. Charlotte Russe Holding Inc. was removed after it was taken private during 2009. The members of the 2010 peer group were:

Aeropostale Inc.	Christopher & Banks Corp.	Shoe Carnival Inc.
Ann Taylor Stores Corp.	Coldwater Creek Inc.	The Talbot’s Inc.
Bebe Stores, Inc.	Dress Barn Inc.[1]	Wet Seal Inc.
Buckle Inc.	Gymboree Corp.
Cache Inc.	New York & Company Inc.
Chicos Fas Inc.	Pacific Sunwear of California Inc.

The two companies added, Ann Taylor Stores Corporation and The Talbot’s Inc., are specialty retailers of women’s fashion.

In 2011, the Committee did not make any changes to the peer group.

In 2012, the Committee dropped one company from the peer group, decreasing the peer group to 14. Gymboree was removed from the group after it was taken private in late 2010. The members of the 2012 peer group were:

Aeropostale Inc.	Christopher & Banks Corp.	The Talbot’s Inc.
Ann Taylor Stores Corp.	Coldwater Creek Inc.	Wet Seal Inc.
Bebe Stores, Inc.	Ascena Retail Group, Inc.
Buckle Inc.	New York & Company Inc.
Cache Inc.	Pacific Sunwear of California Inc.
Chicos Fas Inc.	Shoe Carnival Inc.

In 2013, the Committee added five companies to the peer group and dropped three companies, increasing the peer group to 16. The Talbot’s Inc. was removed from the group after it was taken private in August 2012. Ascena Retail Group, Inc. and Cache, Inc. were removed and Destination Maternity Corporation, Hot Topic, Inc., rue21, Inc., Stein Mart, Inc. and Stage Stores, Inc. were added to the peer group to better reflect those companies most comparable to the Company based on several factors, including, for example, revenue, market capitalization, number of stores, number of employees and shareholders’ equity. The members of the 2013 peer group are:

Aeropostale Inc.	Coldwater Creek Inc.	Shoe Carnival Inc.
Ann Taylor Stores Corp.	Destination Maternity Corporation	Stage Stores, Inc.
Bebe Stores, Inc.	Hot Topic, Inc.	Stein Mart, Inc.
Buckle Inc.	New York & Company Inc.	Wet Seal Inc.
Chicos Fas Inc	Pacific Sunwear of California Inc.
Christopher & Banks Corp.	rue21, Inc.

Competitive Positioning of Named Executive Officers

Target total direct compensation is defined as base salary plus target annual cash incentive opportunity plus target annual equity opportunity. For 2012, total direct compensation of NEOs was between the 25th and 75th percentiles of the appropriate market. In 2013, the Committee also established target total direct compensation of NEOs between the 25th and 75th percentiles of the appropriate market.

Total direct compensation for any particular NEO may fall above or below the percentiles discussed above, depending upon the Company’s financial performance and the NEO’s individual performance, experience in the function and/or tenure with the Company. The CEO is compared to the industry peer group based on compatible title match, while the other NEOs are compared to retail survey matches based upon job content. The Committee believes annual equity awards allow it to employ a leveraged pay strategy for NEOs. The CEO’s base salary in

[1]	Dress Barn, Inc. was renamed Ascena Retail Group, Inc. as of January 1, 2011.

2012 comprised approximately 31% of his target total direct compensation, while the other NEOs’ base salaries ranged from 44% to 54% of their target total direct compensation. The CEO’s base salary in 2013 will comprise approximately 26% of his target total direct compensation, while the other NEOs’ base salaries will comprise approximately 45% of their target total direct compensation.

Annual Base Salary

The Committee believes that annual base salaries should be competitive within the retail industry for jobs of similar size and scope in order to attract and retain talented NEOs. Base salaries serve as the foundation for annual cash incentives (discussed below), which express incentive opportunity as a percentage of annual base salary. NEO base salary levels and potential increases are linked to individual performance. Furthermore, Company financial performance is a consideration when determining salary budgets, which determine annual salary increases for the NEOs and other members of management.

The Committee uses a formal job evaluation methodology to evaluate both the internal and external equity of the NEOs’ base salary levels. Internal equity is considered in order to ensure that NEOs are compensated at an appropriate level relative to other members of executive management, while external equity is a measure of how NEO compensation compares to compensation for comparable jobs at similar companies. The Committee, with the assistance of its outside consultant, intends to periodically review the Company’s NEO positions to assess the relative size of each position, specifically evaluating scope of responsibilities, complexity of the role, and its impact on the success of the business. Once the jobs are valued independently, the next step is to compare them to determine relative relationships. The final step then relates the job evaluation data to market-based pay opportunities. In addition, the Company’s retail peer group proxy data is reviewed annually as another method of evaluating the CEO’s base salary competitiveness.

Based upon individual performance, in 2012 the continuing NEOs received merit increases to their base salaries from 2011. The CEO received an increase of 2.5% or $26,800, while merit increases for the other continuing NEOs ranged from 4.8% to 9.1% or $15,000 to $25,000. Base salary represented 47% of the CEO’s total compensation for 2012 (as reported in the Summary Compensation Table), and ranged from 68% to 75% for the four continuing NEOs.

Annual Cash Incentive Program

Pursuant to the Company’s 2004 Amended and Restated Incentive Compensation Plan (the “Plan”), which allows for a variety of cash and equity-based incentive awards, the Company provides NEOs with annual cash incentive opportunities conditioned upon achievement of consolidated net income relative to a pre-established target. NEOs’ annual cash incentives are determined based upon two factors: (1) the degree to which the overall Company’s net income performance target is achieved, and (2) the NEO’s individual performance. The Committee believes establishing annual consolidated net income targets focuses NEOs on achieving profitability through top-line revenue growth and margin improvement coupled with expense management.

NEOs have the opportunity to earn from 0% to a maximum percentage of their base salaries, with the CEO’s 2012 maximum potential set at 150% and other NEOs set at 75%. However, NEOs may receive less than their maximum potential (as would normally be calculated solely based upon Company financial performance) if their individual performance does not meet objective goals and expectations during the fiscal year. The Committee believes these maximum bonus opportunities provide sufficient motivation for the NEOs to strive to increase consolidated net income.

For fiscal 2010, the Committee established a consolidated net income growth target of 8.1% over fiscal 2009 net income whereby NEOs could earn their maximum annual cash incentive potential. The Company achieved the target, resulting in annual cash incentives of 100% of the maximum potential.

For fiscal 2011, the Committee established a consolidated net income growth target of 8.8% over fiscal 2010 net income whereby NEOs could earn their maximum annual cash incentive potential. Although the Company achieved the target, certain adjustments resulted in annual cash incentives of 99% of the maximum potential.

For fiscal 2012, the Committee established a consolidated net income growth target of 8.7% over fiscal 2011 net income whereby NEOs could earn their maximum annual cash incentive potential. The Company achieved a consolidated net income decline of 4.9% and as a result, NEOs earned 0% of the maximum potential.

For fiscal 2013, the Committee has established a consolidated net income target higher than actual fiscal 2012 net income as the performance metric for the target annual cash incentive.

Long-Term Equity Incentives and Ownership Requirements

The Committee currently grants restricted stock to NEOs other than the CEO with a five-year time-based vesting requirement, with 33%, 33% and 34% of the grant vesting on the third, fourth and fifth anniversaries of the grant date, respectively to increase retention of key employees. The Committee believes that relying on only time-based vesting (when coupled with the annual cash incentive) continues the financial performance incentive of increasing stock appreciation through higher net income, continues to promote ownership and long-term capital accumulation and enhances the long-term retention of key associates by increasing the value of shares subject to the time-based vesting requirements. Mr. Cato receives performance-based LTI awards so that all components of his incentive compensation are tied to financial performance. Performance-contingent granting also preserves the tax deductibility of the awards under Section 162(m) of the Internal Revenue Code and eliminates the potential need to reverse expenses that are associated with performance-based vesting in the event a non-market based performance goal is not achieved. If an NEO terminates employment for any reason, the LTI award is forfeited to the extent it is not vested. Discretionary exceptions to forfeiture may be approved by the Committee (e.g., upon normal retirement).

To encourage management ownership of Company stock and thus further align their interests with shareholders, the Committee also established stock ownership requirements for LTI awards (i.e., a recipient cannot sell vested stock unless his/her ownership requirement is achieved and maintained, except for the payment of tax exception noted below). NEOs (as well as other LTI eligible associates) can satisfy these requirements through ownership of stock acquired with personal funds (including the exercise of stock options and stock held in the Employee Stock Purchase Plan) or by retaining vested restricted stock.

The Company’s current restricted stock ownership requirements vary depending upon position. The CEO must hold Company stock with a fair market value equal to at least 600% of his then base salary and the other NEOs must hold Company stock with a fair market value equal to at least 300% of their then base salary. The single exception to this ownership requirement is that up to 45% of vesting restricted stock may be sold to meet tax liabilities associated with that vesting. In setting these ownership requirements, the Committee relied upon prevalent data from its outside compensation consultant’s 2005 Executive Compensation Report of the general market. While the Committee chose to set the CEO’s ownership requirement higher than what was most prevalent for the general market, the other NEOs’ ownership requirements were established based upon the most prevalent multiples in the survey. The CEO already has achieved the ownership requirements.

LTI award targets are expressed as a percent of base salary—140% for the CEO, and range from 50% to 60% for the remaining four NEOs. Under the Plan, the number of restricted shares granted to NEOs and other eligible associates are determined using the rolling average 90-day price set within the 30 days prior to the Compensation Committee meeting where the broad-based annual LTI award is approved. This methodology smoothes fluctuations in stock price, which could otherwise significantly impact the share calculation. Individual performance, based upon input from the CEO and/or Compensation Committee, can adjust final award payouts up or down.

The Committee believes that LTI equity awards offer balance among the following goals of the Company’s LTI strategy:

•	Promote retention through the five-year vesting schedule and full-value nature of the equity award;

•	Promote ownership and long-term capital accumulation with full-value stock awards;

•	Incent financial performance to promote share price appreciation; and

•	Facilitate improved market-competitive total direct compensation by adding an equity component to the NEO target total cash compensation.

At its March 2010 meeting, the Committee established a performance-based grant for Mr. Cato with a target of 2010 consolidated net income of at least 50% of 2009 consolidated net income for the May 2011 LTI awards based on one-half of his LTI award target. At the same meeting, the Committee also granted LTI awards based on one-half of the LTI award targets to NEOs besides Mr. Cato and non-NEOs that are subject only to five-year time-based vesting and previously described ownership requirements.

At its March 2011 meeting, the Committee certified that the performance measures for Mr. Cato’s May 2011 grant was met and established a performance-based grant for Mr. Cato with a target of 2011 consolidated net income of at least 50% of 2010 consolidated net income for the May 2012 LTI awards based on one-half of his LTI award targets. At the same meeting, the Committee also granted LTI awards based on one-half of the LTI award targets to NEOs besides Mr. Cato and non-NEOs that are subject only to five-year time-based vesting and previously described ownership requirements.

At its March 2012 meeting, the Committee certified that the performance measures for Mr. Cato’s May 2012 grant was met and established a performance-contingent grant for Mr. Cato with a target of 2012 consolidated net income of at least 50% of 2011 consolidated net income for the May 2013 LTI awards based on one-half of his LTI award targets. At the same meeting, the Committee also granted LTI awards based on one-half of the LTI award targets to NEOs besides Mr. Cato and non-NEOs that are subject only to five-year time-based vesting and previously described ownership requirements.

At its March 2013 meeting, the Committee certified that the performance measures for Mr. Cato’s May 2013 grant at one half the LTI award target was met. As part of the 2013 LTI award, the Committee approved granting 20,127 shares of Class B non-qualified options in lieu of a commensurate portion of restricted stock. The options granted will be valued using the Black-Scholes pricing model and will reduce his restricted stock award.

The grant of the Class B non-qualified options represent the balance of shares available under the 1987 Non-Qualified Stock Option Plan and no shares will remain available for grant under this plan. No additional Class B Shares are available for granting under any other Plan.

In addition, the Committee established an additional 2013 performance-based grant for Mr. Cato with a target of 2013 consolidated net income of at least 50% of 2012 consolidated net income for a May 2013 LTI award based on an additional one-half of his LTI award target. All dividends declared and payable on the stock award prior to certification that the performance goal has been met (certification will occur at the Committee’s March 2014 meeting) are subject to forfeiture and will not be paid to Mr. Cato but instead be accrued and held by the Company until certification occurs. If the performance goal is met, the dividends shall be paid within 30 days after certification of the achievement of the performance goal. If the performance goal is not met, the dividends would be reversed and not paid.

At its March 2013 meeting, the Committee established a performance-based grant for Mr. Cato with a target of 2013 consolidated net income of at least 50% of 2012 consolidated net income for the May 2014 LTI award. At the same meeting, the Committee also granted LTI awards based on the full LTI award targets to NEOs besides Mr. Cato and non-NEOs that are subject only to five-year time-based vesting and previously described ownership requirements.

The Compensation Committee granted full awards to Mr. Cato, NEOs and non-NEOs to provide increased retention of key employees, maintain competitive compensation packages and further align employee goals with the long-term goals of the company.

Stock option grants under the Plan cannot have exercise prices set at less than 100% of fair market value of the Company’s stock on grant date. The Plan defines “fair market value” as the average of the high and low share price on the grant date. The grant date for all broad-based LTI awards occurs on a pre-established future date set by the Committee. However, within guidelines established by the Committee, the CEO may make LTI awards in the case of new hires and promotions not involving NEOs, and the Committee shall ratify such awards provided they are consistent with established guidelines.

Nonqualified Deferred Compensation

The Company offers certain associates, generally management level and above, including NEOs, and all members of the Board of Directors the opportunity to participate in a nonqualified deferred compensation plan, which is an unsecured nonqualified defined contribution plan. The Deferred Compensation Plan allows participants to defer a maximum of 50% of their base salary and 100% of any bonuses paid, or in regard to Directors, 100% of the fees earned for board and committee services. Elections to participate in the Deferred Compensation Plan and the percentage of compensation to defer are made by participants on an annual basis, prior to the beginning of the year in which the compensation is earned. The Company does not currently make any contributions to the Deferred Compensation Plan.

The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant plus earnings (or minus losses). In accordance with tax requirements, the assets of the Deferred Compensation Plan are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the participant. Investment option transfers may be made daily. The plan offers investment options similar to those available to participants in the Company’s 401(k) plan including fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments. Earnings and gains or losses on each deemed investment are credited or debited to each participant’s account on a monthly basis based on the actual performance of the funds in which the participant is deemed invested. The participants are 100% vested in their contributions and all earnings on those contributions.

A “Rabbi Trust” was established to provide a funding vehicle for the nonqualified obligations to the participants and this trust holds life insurance policies on some of the plan participants. The Company contributes cash to these life insurance policies in amounts equal to the compensation deferred by plan participants. The cash value of the life insurance policies is allocated among funds that are similar to the funds offered to participants as investments under the plan. Distributions from the plan may be made from the cash surrender value investments or from Company funds.

Deferred account balances are distributed to the plan participants in accordance with elections made by the participant at the time the deferral is made, subject to Section 409A of the Code. A participant may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, an unforeseeable emergency or a change of control, each of the last two events as defined in Section 409A of the Code. A participant may also elect to receive distributions while still employed by the Company if he or she elects to have in-service or education distributions, made at a date specified by the participant.

Benefits and Perquisites

The Company provides NEOs with core benefits offered to its other full-time associates (e.g., medical, dental, vision care, prescription drugs, basic life insurance, short-term disability, long-term disability, 401(k), profit sharing, employee stock ownership plan, and employee stock purchase plan). In addition, NEOs and all salaried associates receive relocation assistance. The Company does not provide any other perquisites, including, for example, country club memberships, airplane usage or car allowances.

The Committee’s overall benefits philosophy for NEOs focuses on providing basic core benefits, with NEOs using their own cash compensation to obtain such other services as they individually determine appropriate.

Benefits and perquisites provided to the NEOs are summarized in the Summary Compensation Table. The CEO did not receive perquisites in 2012 with a total value equal to or greater than $10,000.

Executive Agreements and Potential Payments on Termination or Change of Control

The Company does not have formal individual employment agreements with NEOs, and the Committee does not intend to commence this practice in 2013. No NEO has specific change of control benefits or protection different from any other salaried associate. Change of control treatment for NEOs will follow standard Company policies as outlined in LTI award agreements and the Plan (see “Potential Payments Upon Termination or Change in Control” below).

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation in excess of $1 million paid to any NEO. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance-based” as defined in Section 162(m). When the Company implemented its LTI program in 2006, initially, all grants made under this program included a performance-based vesting requirement which qualified the awards and the related dividend distributions as performance-based compensation under Section 162(m). In 2008, the Company modified the program to eliminate the performance component and move to a time-based vesting. In 2009, the Company modified the program and included a performance-based vesting requirement for the CEO. As a result, the LTI awards made by the committee at its 2008 meeting to Mr. Cato do not qualify as performance-based compensation under 162(m). Accordingly, for 2010, 2011 and 2012, approximately $71,000, $442,000 and $526,000 of compensation paid to Mr. Cato was non-deductible under Section 162(m). The Committee believes that this will have a minimal tax effect on the Company and is appropriate for the reasons provided above.

In addition to Section 162(m), the Committee, with the assistance of management, considered other tax and accounting provisions in developing the pay programs for our NEOs, including the CEO. These include the accounting treatment of various types of equity-based compensation under Financial Accounting Standards Board Accounting Standards Codification Topic 78, as well as the overall income tax rules applicable to various forms of compensation. Nevertheless, the focus in the design of the NEO compensation program was to retain and motivate NEOs, not to achieve tax or regulatory advantages.

Engagement and Use of Independent Compensation Consultants

The Compensation Committee’s charter provides the Committee with the authority to engage compensation consultants (and other advisors) as it deems appropriate to assist with the performance of its duties.

The Committee has used Hay Group, a global human resource and compensation consulting firm, as an independent advisor concerning executive compensation since 2006 and intends to use an independent advisor periodically in the future. Additionally, with approval of the Committee, the consultant has interacted in the past directly with senior members of the executive team on job analysis, provision of market data, and program design. The consultant’s primary contact with management is the Senior Vice President, Human Resources, who serves as the liaison with other members of management, as needed. Interaction with management occurs mainly to provide the consultant with Company data and a better understanding of the Company’s pay policies and practices, which will assist them with the consulting engagement. The Compensation Committee has assessed the independence of Hay Group pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Hay Group from independently representing the Compensation Committee.

Role of Executives in Establishing Compensation

Members of management are essential in providing input to the Compensation Committee throughout the year concerning the effectiveness of the executive compensation program, selection of performance criteria, financial performance of the Company, and performance of individual executives. The Chief Executive Officer, Chief Financial Officer and Senior Vice President, Human Resources are the key members of management who advise the Committee and supply needed and accurate information. The Committee regularly invites them to attend Committee meetings, participate in the presentation of materials, and facilitate discussions concerning management’s perceptions of the executive compensation programs and general views concerning a variety of compensation issues. Additional senior members of management participate in meetings as requested by the Committee. However, the Committee makes final decisions concerning all aspects of NEO compensation, including the design, structure and levels of NEO compensation, including salary increases, performance measures and targets, variable pay targets as a percent of base salaries, determination of annual incentive bonus payouts based upon individual and Company performance, and determination of LTI awards.

Compensation Committee Report

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended February 2, 2013.

Compensation Committee Members:

D. Harding Stowe, Chair
Bailey W. Patrick
Edward I. Weisiger, Jr.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1),(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
John P. D. Cato	2012	1,092,100	—	813,981	—	—	423,170	2,329,251
Chairman, President &	2011	1,065,375	—	690,796	—	1,591,920	140,714	3,488,805
Chief Executive Officer	2010	1,039,125	—	859,734	—	1,568,250	156,390	3,623,499

John R. Howe	2012	368,750	—	113,888	—	—	53,930	536,568
Executive Vice President &	2011	337,500	—	84,946	—	259,875	19,287	701,608
Chief Financial Officer	2010	287,500	—	90,307	—	225,000	45,537	648,344

Sally J. Almason	2012	382,692	—	101,695	—	—	53,192	537,579
Executive Vice President	2011	368,750	—	82,583	—	278,438	19,960	749,731
Merchandising, Cato	2010	343,750	—	97,841	—	262,500	49,205	753,296
& Versona Concepts

M. Tim Greer	2012	326,250	—	85,437	—	—	46,723	458,410
Executive Vice President	2011	311,250	—	70,792	—	233,888	18,017	633,947
Director of Stores	2010	295,250	—	84,589	—	225,000	47,023	651,862

Gordon D. Smith (5)	2012	293,750	—	74,570	—	—	25,773	394,093
Executive Vice President	2011	257,417	—	27,138	—	204,188	10,822	499,565
Chief Real Estate & Store
Development Officer

(1)	The amounts shown in this column represent the aggregate grant date fair value of current year grants of restricted shares of Cato Class A Stock. All grants of restricted stock were made under the 2004 Amended and Restated Incentive Compensation Plan. Grants were not subject to performance criteria but are subject to a five-year vesting schedule except for Mr. Cato, whose 5/1/10, 5/1/11 and 5/1/12 grants were subject to a performance measure and the five-year vesting schedule. Plan participants have the right to all dividends during the restricted period and current year dividends are included under All Other Compensation.

(2)	Assumptions related to the valuation of restricted stock and options are incorporated by reference to the footnotes of the Company’s financial statements in its Annual Report on Form 10-K.

(3)	The amounts shown in this column constitute the cash Annual Incentive Bonus made to each Named Executive Officer based on established criteria under the 2004 Amended and Restated Incentive Compensation Plan.

(4)	The amounts shown in this column represent amounts of Company matching contributions and profit sharing contributions to the Named Executive Officer’s 401(k) accounts, Company contributions to the Named Executive Officer’s account under the Company’s Employee Stock Ownership Plan (the “ESOP”), dividends received during the year by the Named Executive Officer on unvested restricted stock and amounts imputed to the Named Executive Officer for life insurance coverage under the Company’s Group Term Life Insurance program. The amount of 401(k) matching contributions were determined according to provisions as outlined in the Company’s 401(k) Plan documents and as approved by the Compensation Committee. The amount of ESOP contributions were determined according to provisions as outlined in the ESOP plan documents. The cumulative contributions to the ESOP were determined pursuant to each annual performance criteria approved by the Compensation Committee under the 2004 Amended and Restated Incentive Compensation Plan. The amounts imputed under the Group Term Life plan are calculated under IRS guidelines and are based on life insurance coverage of two times the annual salary of the Named Executive Officer capped at a coverage limit of $350,000.

(5)	Mr. Smith was named Executive Vice President — Chief Real Estate & Store Development Officer effective July 1, 2011.

The amount of each component of All Other Compensation for each Named Executive Officer is as follows:

Fiscal 2012 All Other Compensation

Name	401(k) Matching Contributions ($)	ESOP Contributions ($)	Imputed Group Term Life Insurance Costs ($)	Restricted Stock Dividends ($)	Total Other Compensation ($)
Mr. Cato	2,611	1,342	2,376	416,841	423,170
Mr. Howe	2,260	1,342	828	49,500	53,930
Ms. Almason	2,558	1,342	1,617	47,675	53,192
Mr. Greer	2,791	1,308	828	41,796	46,723
Mr. Smith	2,151	1,342	1,548	20,732	25,773

Grants of Plan-Based Awards in Fiscal 2012

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)
John P. D. Cato	3/27/2013	–0–	1,648,200	1,648,200
	5/1/2012				–0–	28,839	28,839	813,981
John R. Howe	3/27/2013	–0–	281,250	281,250
	5/1/2012				–0–	4,035	4,035	113,888
Sally J. Almason	3/27/2013	–0–	300,000	300,000
	5/1/2012				–0–	3,603	3,603	101,695
M. Tim Greer	3/27/2013	–0–	247,500	247,500
	5/1/2012				–0–	3,027	3,027	85,437
Gordon D. Smith	3/27/2013	–0–	225,000	225,000
	5/1/2012				–0–	2,642	2,642	74,570

(1)	The amounts shown constitute the cash Annual Incentive Bonus made to each Named Executive Officer based on established criteria under the 2004 Amended and Restated Incentive Compensation Plan.

(2)	For Messrs. Cato, Howe, Greer, Smith and Ms. Almason, the fair market value of the Company’s stock on the grant date of May 1, 2012 as traded on the New York Stock Exchange on May 1, 2012, the last trading day prior to the grant date, was determined by averaging the high of the day ($28.84) and the low of the day ($27.61).

All awards made during fiscal year 2012 were of Class A Stock. All of the awards are subject to a five-year vesting requirement with 33%, 33% and 34% of the grant vesting on the third, fourth and fifth anniversaries of the grant date, respectively. The awards are subject to forfeiture if the named executive terminates employment with the Company. Each grantee is required to own a certain multiple of their base salary before being able to sell the restricted stock. However, each grantee may sell up to 45% of vesting restricted stock to meet associated tax liabilities.

Outstanding Equity Awards at 2012 Fiscal Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
John P. D. Cato	138,986	3,808,216
John R. Howe	16,473	451,360
Sally J. Almason	15,941	436,783
M. Tim Greer	13,951	382,257
Gordon D. Smith	6,981	191,279

(1)	All stock awards shown are restricted stock grants and are Class A Stock.

(2)	The closing market value of the Company’s stock was $27.40 on the last trading day of the fiscal year, February 1, 2013.

Option Exercises and Stock Vested in Fiscal 2012

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
John P. D. Cato	40,416	1,140,742
John R. Howe	4,030	116,217
Sally J. Almason	4,344	122,609
M. Tim Greer	3,992	112,674
Gordon D. Smith	1,694	47,711

(1)	For Messrs. Cato, , Greer and Ms. Almason, the fair market value of the Company’s stock on the vesting date of May 1, 2012, as traded on the New York Stock Exchange on May 1, 2012 was determined by averaging the high of the day ($28.84) and the low of the day ($27.61). For Mr. Howe, the fair market value of 2,265 shares vesting on May 1, 2012 was determined using the same average price as the other NEOs, the fair market value of 115 shares vesting on June 11, 2012, as traded on the New York Stock Exchange was determined by averaging the high of the day ($29.83) and the low of the day ($28.68) and the fair market value of 1,650 shares vesting on September 1, 2012, as traded on the New York Stock Exchange, was on August 31, 2012 the last trading day prior to the vesting date, determined by averaging the high of the day ($30.02) and the low of the day ($29.27). For Mr. Smith, the fair market value of 56 shares vesting on February 1, 2012, as traded on the New York Stock Exchange, was determined by averaging the high of the day ($27.64) and the low of the day ($26.85) and the fair market value of 1,580 shares vesting on May 1, 2012 was determined using the same average price as the other NEOs and the fair market value of 58 shares vesting on February 1, 2013 as traded on the New York Stock Exchange, was determined by averaging the high of the day ($27.83) and the low of the day ($27.29).

Nonqualified Deferred Compensation for Fiscal 2012

Name	Executive Contributions in Last FY ($) (1)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
John P.D. Cato	—	—	—	—	—
John R. Howe	281,082	—	13,687	—	302,418
Sally J. Almason	—	—	—	—	—
M. Tim Greer	198,194	—	10,841	—	243,255
Gordon D. Smith	—	—	—	—	—

(1)	Represents the named executive officer’s deferrals to the Nonqualified Deferred Compensation Plan. These amounts are included in the Summary Compensation Table under “Salary” and “Non-Equity Incentive Compensation” or both, as applicable.

(2)	These amounts are not reported in the Summary Compensation Table as the earnings included in this column are based on the investment options selected by the NEO, and do not include above-market or preferential earnings.

(3)	For Mr. Howe, $288,374 of the aggregate balance was previously reported in the Summary Compensation Table and for Mr. Greer, $231,006 of the aggregate balance was previously reported in the Summary Compensation Table.

Please see “Compensation Discussion and Analysis — Nonqualified Deferred Compensation” for a description of the Company’s Nonqualified Deferred Compensation Plan.

Potential Payments Upon Termination or Change in Control

Upon any change in control, all unvested restricted stock awards would immediately vest. Therefore, if any change in control had occurred on February 2, 2013, the following table shows the number of shares that would have vested and the value of those shares for each NEO based on the closing market value of the Company’s stock of $27.40 on the last trading day of the fiscal year, February 1, 2013.

Name	Shares That Would Have Vested Upon a Change in Control #	Vesting Value ($)
John P.D. Cato	138,986	3,808,216
John R. Howe	16,473	451,360
Sally J. Almason	15,941	436,783
M. Tim Greer	13,951	382,257
Gordon D. Smith	6,981	191,279

FISCAL YEAR 2012 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1),(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Thomas B. Henson (4)	56,500	26,927	6,061	—	89,488
Bryan F. Kennedy, III (4)	61,500	26,927	6,023	—	94,450
Thomas E. Meckley	65,000	26,927	—	—	91,927
Bailey W. Patrick	50,500	26,927	—	—	77,427
D. Harding Stowe (4)	55,500	26,927	1,208	1,758	85,393
Edward I. Weisiger, Jr.	50,500	26,927	—	—	77,427

(1)	All stock awards shown are stock grants of Class A Stock.

(2)	For Messrs. Henson, Kennedy, Meckley, Patrick, Stowe and Weisiger, the amount represents the fair market value of 961 shares each of the Company’s stock granted on June 1, 2012, as traded on the New York Stock Exchange, and was determined by averaging the high of the day ($28.70) and the low of the day ($27.33).

(3)	Dividends received during the year by the Director on unvested restricted stock.

(4)	Messrs. Henson, Kennedy and Stowe deferred $56,500, $61,500 and $27,750, respectively, of their compensation pursuant to the Company’s Deferred Compensation Plan during 2012. The deferred portion of their compensation is included in the amount shown in the “Fees Earned or Paid in Cash” column above.

Directors who are not employees of the Company receive a fee for their services of $40,000 per year. Each non-employee director is paid $1,500 for attending each Board of Directors meeting and each committee meeting scheduled other than in conjunction with a regularly scheduled Board of Directors meeting. The Committee Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee receive an additional $5,000 per year. The Committee Chair of the Audit Committee receives an additional $10,000 per year.

The Committee approved stock awards valued at $25,000 for each director effective June 1, 2012 that were not subject to vesting requirements or any other restrictions. At its March 2013 meeting, the Committee approved an increase to the annual stock awards for each director. Effective June 1, 2013 each Director will receive a stock award valued at $50,000. The Committee intends to grant similar stock awards in future years. All subsequent grants will be effective June 1 each year.

Directors are reimbursed for reasonable expenses incurred in attending director meetings and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

The Company reviews all relationships and transactions in which the Company and its directors, executive officers, nominees or beneficial owners of more than 5% of any class of the Company’s stock or their immediate family members have a direct or indirect material interest. Cato’s internal controls require the Chief Financial Officer to review and approve all such related person transactions. Thereafter, the Company’s Audit Committee, in accordance with its charter, reviews all related person transactions required to be disclosed. The Related Person Policy for the Company is set forth in the Audit Committee Charter.

Related Person Transactions

During fiscal 2012, there were no transactions between the Company and any related person that met the requirements for disclosure.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, during the fiscal year ended February 2, 2013, all Section 16(a) filing requirements applicable to its executive officers and directors and any greater than 10% beneficial owners were met.

PROPOSAL 4 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as independent auditor to examine the Company’s financial statements for fiscal year ended February 1, 2014. This selection is being presented to the shareholders for their ratification at the Annual Meeting. PricewaterhouseCoopers LLP audited the Company’s financial statements for the fiscal years ended January 31, 2004, January 29, 2005, January 28, 2006, February 3, 2007, February 2, 2008, January 31, 2009, January 30, 2010, January 29, 2011, January 28, 2012 and February 2, 2013. A representative of PricewaterhouseCoopers LLP is expected to attend the meeting, respond to appropriate questions from shareholders present at the meeting and, if such representative desires, to make a statement. The affirmative vote of a majority of the votes present or represented at the Annual Meeting and entitled to vote by the holders of Class A Stock and Class B Stock, voting as a single class, is required to approve the proposal.

The directors recommend that shareholders vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor.

Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board and issuing a report thereon. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility for safeguarding the Company’s assets and for the integrity of the accounting and reporting practices of the Company and such other duties as directed by the Board. As set forth in the Audit Committee Charter, the Audit Committee is not responsible for conducting audits or preparing or determining whether the Company’s financial statements are accurate or complete or conform with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of audited financial statements to accounting principles generally accepted in the United States of America.

In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed the audited financial statements for the year ended February 2, 2013 with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of the Company’s internal controls, and discussed with management the effectiveness of the Company’s disclosure controls and procedures used for periodic public reporting. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope and identification of audit risks. The Audit Committee has discussed with the independent registered public accounting firm the communications required by the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 114, as amended (AICPA Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by the Ethics and Independence Rule 3526 titled “Communication with Audit Committees Concerning Independence” and discussed with the independent registered public accounting firm their independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence.

Based on the reviews and discussions mentioned above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended February 2, 2013 be included in the Company’s Annual Report to shareholders and Annual Report on Form 10-K to the Securities and Exchange Commission.

Audit Committee Members:

Thomas E. Meckley (Chair)
Thomas B. Henson
Bryan F. Kennedy

Audit Fees

PricewaterhouseCoopers LLP audited the Company’s consolidated financial statements for the fiscal years ended February 2, 2013 and January 28, 2012. The aggregate fees paid to PricewaterhouseCoopers LLP for all professional services rendered for fiscal years ended February 2, 2013 and January 28, 2012 were:

	Fiscal Year Ended February 2, 2013	Fiscal Year Ended January 28, 2012
Audit Fees (1)	$620,000	$553,000
Audit Related Fees (2)	35,400	34,000
Tax Fees (3)	30,000	28,000
All Other Fees	—	—
	$685,400	$615,000

(1)	“Audit Fees” represent fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements included in our Annual Reports on Form 10-K, the review of financial statements included in our Quarterly Reports on Form 10-Q and any services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	“Audit-Related Fees” represent fees for assurance and related services by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These amounts consist of audits of subsidiaries and expenses related thereto.

(3)	“Tax Fees” represent fees for professional services rendered by PricewaterhouseCoopers LLP for tax compliance related to the filing of the Company’s federal income tax return, tax advice and tax planning related to state and local tax.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the auditor’s independence from the Company. Accordingly, the Audit Committee has adopted procedures and conditions under which services proposed to be performed by the independent registered public accounting firm must be pre-approved.

Pursuant to this policy, the Audit Committee will consider annually and approve the terms of the audit engagement. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to pre-set fee limits. If a category of services is so approved, the Audit Committee will be regularly updated regarding the status of those services and the fees incurred. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent registered public accounting firm and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval of the Chair of the Audit Committee, or another member of the Audit Committee designated by the Chair. If the Chair or his designee approves a permissible non-audit service, that decision is required to be presented at the next meeting of the Audit Committee. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the SEC’s rules on auditor independence and is compatible with maintaining the auditor’s independence. All of the Company’s Audit Related Fees, Tax Fees and all Other Fees were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS

Shareholders who intend to present proposals for consideration at next year’s Annual Meeting are advised that, pursuant to rules of the Securities and Exchange Commission, any such proposal must be received by the Secretary of the Company at the Company’s principal executive offices, 8100 Denmark Road, Charlotte, North Carolina 28273-5975 no later than the close of business on December 19, 2013 if such proposal is to be considered for inclusion in the proxy statement and proxy appointment form relating to that meeting. Only persons who have held beneficially or of record at least $2,000 in market value, or 1% of the combined class of Class A Stock and Class B Stock, for at least one year on the date the proposal is submitted and who continue in such capacity through the meeting date are eligible to submit proposals to be considered for inclusion in the Company’s proxy statement. In addition, the Company may direct the persons named in the Company’s Annual Meeting proxy to exercise discretionary voting authority to vote against any matter, without any disclosure of such matter in the Company’s proxy statement, unless a shareholder provides notice of the matter pursuant to the procedures specified in Article II, Section 4 of the Company’s Bylaws. Such notice must be received by the Secretary of the Company at the Company’s principal executive offices as described above in this paragraph not later than ninety days prior to the anniversary date of the immediately preceding Annual Meeting (in the case of the Company’s 2014 Annual Meeting of shareholders, no later than February 22, 2014). The shareholder’s notice must set forth, as to each matter of business proposed for consideration, a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the name and address, as they appear on the Company’s stock transfer records, of the proposing shareholder, the class and number of shares of the Company’s stock beneficially owned by the proposing shareholder, and any material interest of the proposing shareholder in the proposed business.

OTHER MATTERS

The Board of Directors of the Company knows of no matters that will be presented for consideration at the meeting other than those set forth in this Proxy Statement. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy to vote on them in accordance with their best judgment.

For the Board of Directors

THE CATO CORPORATION

CHRISTIN J. REISCHE Assistant Secretary

April 19, 2013

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THE CATO CORPORATION
2013 INCENTIVE COMPENSATION PLAN

ARTICLE 1. PURPOSE AND EFFECTIVE DATE

1.1    Purposes of the Plan. The Cato Corporation (“Cato”) has established The Cato Corporation 2013 Incentive Compensation Plan (the “Plan”) to promote the interests of Cato and its stockholders. The purposes of the Plan are to provide key employees and directors of Cato and its Subsidiaries (collectively, the “Company”) with incentives to contribute to the Company’s performance and growth, to offer such persons stock ownership in Cato or other compensation that aligns their interests with those of Cato’s stockholders and to enhance the Company’s ability to attract, reward and retain such persons upon whose efforts the Company’s success and future growth depends.

1.2    Effective Date. The Plan was adopted by the Compensation Committee of the Board of Directors on February 28, 2013 and shall be effective as of such date, subject to the requisite approval of the Company’s stockholders at the 2013 Annual Meeting of Stockholders. No shares of Common Stock may be granted under the Plan prior to requisite stockholder approval of the Plan. Other Awards not involving such a grant of shares of Common Stock may be granted prior to stockholder approval of the Plan, provided that all such Awards must be subject to stockholder approval of the Plan. This means that no Option or SAR may be exercised prior to such approval, and all Awards must be subject to forfeiture if such approval is not obtained.

ARTICLE 2. DEFINITIONS

2.1    Definitions. The following terms, when capitalized in this Plan, shall have the meanings set forth below:

(a)    “Award” means, individually or collectively, an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Award, or Incentive Bonus Award granted under this Plan.

(b)    “Award Agreement” means an agreement between Cato and a Participant, setting forth the terms and conditions applicable to an Award granted to the Participant under this Plan. The Award Agreement may be in such form as the Committee shall determine, including a master agreement with respect to all or any types of Awards supplemented by an Award notice issued by the Company.

(c)    “Board” or “Board of Directors” means the Board of Directors of Cato.

(d)    “Cato” means The Cato Corporation.

(e)    “Cause” means (i) the commission by the Participant of a crime or other act or practice that involves dishonesty or moral turpitude and either has an adverse effect on Cato and/or one or more Subsidiaries or the reputation thereof or is intended to result in the personal enrichment of the Participant at the expense of Cato and/or a Subsidiary (whether or not resulting in criminal prosecution or conviction); (ii) the Participant’s gross negligence or willful misconduct in respect of the Participant’s service with the Company; (iii) the Participant’s material violation of Company policies, including but not limited to policies regarding substance abuse, sexual harassment, and the disclosure of confidential information; or (iv) the continuous and willful failure by the Participant to follow the reasonable directives of the Participant’s superiors or the Board of Directors. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of the Participant’s Termination of Service and includes a definition of “Cause,” then the definition of “Cause” in such agreement shall supplement the foregoing definition of “Cause” and shall also apply to the Participant. Following a Participant’s Termination of Service, if it is determined that the Participant’s service could have been terminated for Cause, such Participant’s service shall be deemed to have been terminated for Cause. In any event, the existence of “Cause” shall be determined by the Committee (or its delegate) in its discretion.

(f)    “Change in Control” means, except as otherwise expressly provided in an Award Agreement, any of the following events:

(i)    the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing more than 50% of the combined voting power of Cato’s then outstanding securities; provided, however, that the following transactions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (3) any acquisition that constitutes a Corporate Transaction (as defined in subparagraph (ii) below) which would not constitute a Change in Control under subparagraph (ii) below; or

(ii)    a merger, reorganization or consolidation or a sale or other disposition of all or substantially all of the stock or assets of Cato (each, a “Corporate Transaction”) other than a Corporate Transaction in which the shareholders of Cato, as a group, will beneficially own, directly or indirectly, shares of stock with 50% or more of the combined voting power of the entity resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns Cato or all or substantially all of Cato’s assets either directly or through one or more subsidiaries);

(iii)    the complete liquidation or dissolution of Cato; or

(iv)    a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for this purpose, any individual who becomes a member of the Board subsequent to the beginning of the two-year period whose election, or nomination for election by Cato’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board.

Notwithstanding the foregoing, a transaction in which a Participant is materially affiliated with the acquiring Person or entity effecting a transaction that otherwise constitutes a Change in Control shall not constitute a Change in Control with respect to such Participant.

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code, the foregoing events shall constitute a Change in Control to the extent an Award constitutes or provides nonqualified deferred compensation subject to Section 409A of the Code only if such events also constitute a change in the ownership or effective control or a change in the ownership of a substantial portion of assets within the meaning of Section 409A of the Code.

(g)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.

(h)    “Committee” means (i) the committee appointed by the Board to administer the Plan or (ii) in the absence of such appointment, the Board itself. Notwithstanding the foregoing, to the extent required for Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are “non-employee directors” within the meaning of such Rule 16b-3, and to the extent required for Awards to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, the Committee shall consist of two or more Directors who are “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee of the Board of Directors shall constitute the Committee until otherwise determined by the Board of Directors.

(i)    “Common Stock” means the Class A common stock of Cato, par value $0.03-1/3 per share.

(j)    “Company” means The Cato Corporation, a Delaware corporation, or any successor thereto, and its Subsidiaries.

(k)    “Covered Employee” means a Participant who is a “covered employee” for purposes of Section 162(m) of the Code or who is anticipated to be such a “covered employee” at the time Performance Compensation becomes payable.

(l)    “Director” means any individual who is a member of the Board of Directors of Cato.

(m)    “Disability” means a permanent and total disability as described in Section 22(e)(3) of the Code and determined by the Committee. Notwithstanding the foregoing, to the extent an Award constitutes or provides nonqualified deferred compensation within the meaning of Section 409A of the Code, Disability shall mean that a Participant is disabled within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.

(n)    “Employee” means an employee of the Company. Directors who are not otherwise employed by the Company are not considered Employees under the Plan.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.

(p)    “Fair Market Value” means, as of a particular date, the value of the Common Stock determined as follows:

(i)    the average of the high and low sale prices of the Common Stock, as reported on the New York Stock Exchange (or, if applicable, on such other principal securities exchange or on the Nasdaq National Market System (“Nasdaq”) on which the Common Stock is then traded) or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported;

(ii)    if the Common Stock is not listed on any securities exchange or traded on Nasdaq, but nevertheless is publicly traded and reported on Nasdaq without closing sale prices for the Common Stock being customarily quoted, Fair Market Value shall be determined on the basis of the average of the closing high bid and low asked quotations in such other over-the-counter market as reported by Nasdaq; but, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then the average of the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq on the immediately preceding day such bid and asked prices were quoted; or

(iii)    if the Common Stock is not publicly traded as described in (i) or (ii) above, Fair Market Value shall be determined by the Committee in good faith and, with respect to an Option or SAR intended to be exempt from Section 409A of the Code, in a manner consistent with Section 409A of the Code.

(q)    “Family Members” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Participant’s household (other than a tenant or employee).

(r)    “Incentive Bonus” means the amount payable under an Incentive Bonus Award.

(s)    “Incentive Bonus Award” means a cash bonus opportunity awarded to an Employee under Section 10 hereof.

(t)    “Incentive Stock Option” or “ISO” means an option to purchase shares of Common Stock granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

(u)    “Nonqualified Stock Option” or “NSO” means an option to purchase shares of Common Stock granted under Article 6, and which is not intended or otherwise fails to meet the requirements of Section 422 of the Code.

(v)    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(w)    “Option Price” means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee in accordance with Article 6.

(x)    “Participant” means the recipient of an Award under the Plan which Award is outstanding.

(y)    “Performance Compensation” means an Incentive Bonus, Restricted Stock, Restricted Stock Units or a Stock Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(z)    “Performance Goals” means the criteria and objectives designated by the Committee that must be met during the Performance Period as a condition of the Participant’s receipt of Performance Compensation, as described in Section 11.2 hereof.

(aa)    “Performance Period” means the period designated by the Committee during which the Performance Goals with respect to Performance Compensation will be measured.

(bb)    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as referenced in Section 13(d) thereof.

(cc)    “Plan” means The Cato Corporation 2013 Incentive Compensation Plan, as amended from time to time.

(dd)    “Restricted Period” means the period beginning on the grant date of an Award of Restricted Stock or Restricted Stock Units and ending on the date the shares of Common Stock subject to such Award are no longer restricted and subject to forfeiture.

(ee)    “Restricted Stock” means a share of Common Stock granted in accordance with the terms of Article 8, which Common Stock is subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee.

(ff)    “Restricted Stock Unit” means a non-voting unit of measurement that represents the contingent right to receive a share of Common Stock (or the value of a share of Common Stock) in the future granted in accordance with the terms of Article 8, which right is subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee. Restricted Stock Units are not actual shares of Common Stock.

(gg)    “Retirement” means (i) a Termination of Service on or after reaching age sixty-five or (ii) a Termination of Service after reaching age sixty that is specifically approved by the Committee, in its discretion, as “Retirement” for purposes of the Plan.

(hh)    “SAR” means a stock appreciation right granted pursuant to Article 7.

(ii)    “Stock Award” means an equity-based award granted pursuant to Article 9.

(jj)    “Subsidiary” means a corporation, partnership, limited liability company, joint venture or other entity in which Cato directly or indirectly controls more than 50% of the voting power or equity or profits interests; provided, that for purposes of Incentive Stock Options, Subsidiary means a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Unless the Committee provides otherwise, for purposes of granting Options or SARs, an entity shall not be considered a Subsidiary if such Options or SARs would then be considered to provide for a deferral of compensation within the meaning of Section 409A of the Code.

(kk)    “Ten Percent Stockholder” means a Participant who owns (directly or by attribution within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of Cato, any Subsidiary or a parent of Cato.

(ll)    “Termination of Service” means, except as otherwise expressly provided in an Award Agreement (which may incorporate a different definition of “Termination of Service” and instead use the term “Separation from Service,” including for purposes of compliance with Section 409A of the Code), the termination of a Participant’s service with the Company as an Employee or Director for any reason other than a change in the capacity in which the Participant renders service to the Company or a transfer between or among Cato and its Subsidiaries. Unless otherwise determined by the Committee, an Employee shall be considered to have incurred a Termination of Service if his or her employer ceases to be a Subsidiary. All determinations relating to whether a Participant has incurred a Termination of Service and the effect thereof shall be made by the Committee in its discretion, including whether a leave of absence shall constitute a Termination of Service, subject to applicable law.

ARTICLE 3. ADMINISTRATION

3.1    Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full and exclusive power to administer the Plan, grant Awards, select the individuals to whom Awards may from time to time be granted under the Plan; determine the size and types of Awards; determine the terms, restrictions and conditions of Awards in a manner consistent with the Plan (including, but not limited to, the number of shares of Common Stock subject to an Award; vesting or other exercise conditions applicable to an Award; the duration of an Award; whether an Award is intended to qualify as Performance Compensation; restrictions on transferability of an Award and any shares of Common Stock issued thereunder; subject to applicable law, the effect of a Participant’s leave of absence on outstanding Awards; to what extent Awards may be settled in cash, Common Stock or otherwise; and other restrictions on a Participant’s rights to receive, exercise or retain an Award or cash, Common Stock or other gains related thereto); construe and interpret the Plan and any agreement or instrument entered into under the Plan; correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award Agreement and determine all questions arising under the Plan or any Award Agreement; establish, amend, waive or rescind rules and regulations for the Plan’s administration; delegate administrative responsibilities under the Plan; and (subject to the provisions of Article 13) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee, including accelerating the time any Option or SAR may be exercised, waiving restrictions and conditions on Awards and establishing different terms and conditions relating to the effect of a Termination of Service. The Committee also shall have the absolute discretion to make all other determinations and take any other actions that may be necessary or advisable in the Committee’s opinion for the administration of the Plan.

3.2    Award Agreements. Awards granted under the Plan may be evidenced by an Award Agreement in such form as the Committee shall determine. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and incorporate any other terms and conditions, not inconsistent with the Plan (except when necessary to comply with Section 409A of the Code or other applicable law), as may be directed by the Committee. Except to the extent prohibited by applicable law, the Committee may, but need not, require as a condition of any such Award Agreement’s effectiveness that the Agreement be signed by the Participant.

3.3    Delegation. To the extent not prohibited by applicable law and only to the extent that any such action will not prevent the Plan or any Award from satisfying an exemption under Rule 16b-3 of the Exchange Act, the outside director requirement of Section 162(m) of the Code or the rules of any applicable securities exchange, the Committee may delegate to a subcommittee of the Committee or to Cato’s executive officers (or other such persons it deems appropriate) the authority to perform certain functions regarding the Plan subject to such terms established by the Committee; provided that, Awards to executive officers and substantive matters related thereto shall be determined solely by the Committee or an appropriate subcommittee thereof. Notwithstanding the foregoing, the authority to grant Restricted Stock or other Awards may not be delegated unless permitted by Delaware law.

3.4    Decisions Binding. All determinations, decisions and interpretations made by the Committee pursuant to the provisions of the Plan and all related resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, Cato’s stockholders, and Participants and their estates and beneficiaries.

3.5    Indemnification. No member of the Committee shall be liable for any action taken, or decision made, in good faith relating to the Plan or any Award hereunder.

ARTICLE 4. STOCK SUBJECT TO THE PLAN

4.1    Stock Available Under the Plan. Subject to adjustments as provided in Section 4.3, the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Plan is 1,500,000 shares. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of Cato or shares purchased in the open market or otherwise. Shares of Common Stock covered by Awards that expire or are forfeited or canceled for any reason or that are settled in cash or otherwise are terminated without the delivery of the full number of shares of Common Stock underlying the Award or to which the Award relates shall be available for further Awards under the Plan to the extent of such expiration, forfeiture, cancellation, cash settlement, etc. However, shares of Common Stock subject to an Award that are (a) withheld or retained by the Company in payment of the Option Price or other exercise or purchase price of an Award (including shares of Common Stock withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an Award), or (b) tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an Award shall not become available again for Awards under the Plan.

4.2    Award and Plan Limits. Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply:

(a)    Individual Option and SAR Limit. No Participant shall be granted, during any one calendar year, Options and/or SARs (whether such SARs may be settled in shares of Common Stock, cash or a combination thereof) covering in the aggregate more than 300,000 shares of Common Stock.

(b)    Individual Limit on Other Awards. With respect to any Awards other than Options and SARs, no Participant shall be granted, during any one calendar year, such Awards (whether such Awards may be settled in shares of Common Stock, cash or a combination thereof) consisting of, covering or relating to in the aggregate more than 300,000 shares of Common Stock. With respect to any cash-based Stock Award that is intended to be Performance Compensation, the maximum cash payment that may be paid during any one calendar year to a Participant shall be $3,000,000.

(c)    ISO Limit. The maximum number of shares of Common Stock that may be issued pursuant to ISOs under the Plan is 1,500,000 shares.

4.3    Adjustments. In the event of any change in the number of outstanding shares of Common Stock due to a stock split, stock dividend, spin-off or similar equity restructuring event, then to prevent the dilution or enlargement of rights, corresponding equitable adjustments shall be made to the maximum number of shares of Common Stock which may be issued under the Plan set forth in Section 4.1, to the maximum number of shares Common Stock which may be issued pursuant to ISOs under the Plan set forth in Section 4.2(c), to the number and price of shares of Common Stock subject to outstanding Awards granted under the Plan and, to the extent the Committee so determines, to the number of shares of Common Stock subject to the Award limits set forth in Sections 4.2(a) and(b) (to the extent such adjustment would not cause a failure to comply with the “performance-based compensation” exception under Section 162(m) of the Code). In the event of a change in corporate capitalization due to a reorganization, recapitalization, merger, consolidation or similar transaction affecting the Common Stock, the Committee shall make adjustments to the number and kind of shares which may be issued under the Plan and to outstanding Awards as it determines, in its discretion, to be appropriate. In addition, the Committee, in its discretion, shall make such similar adjustments it deems appropriate and equitable in the event of any corporate transaction to which Section 424(a) of the Code applies or such other event which in the judgment of the Committee necessitates such adjustments. Adjustments under this Section 4.3 shall, to the extent practicable and applicable, be made in a manner consistent with the requirements of Sections 162(m) and 409A of the Code and, in the case of ISOs, Sections 422 and 424(a) of the Code. Notwithstanding the foregoing, the number of shares of Common Stock subject to any Award shall always be a whole number and the Committee, in its discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by Cato of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an outstanding Award. Notwithstanding the foregoing, in no event shall any adjustment be made if such adjustment would cause an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

Awards under the Plan may be granted to key Employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company as determined by the Committee. Awards under the Plan also may be granted to Directors. In determining the individuals to whom such an Award shall be granted and the terms and conditions of such Award, the Committee may take into account any factors it deems relevant, including the duties of the individual, the Committee’s assessment of the individual’s present and potential contributions to the success of the Company and such other factors as the Committee shall deem appropriate in connection with accomplishing the purposes of the Plan. Such determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. Subject to the Award limits set forth in Section 4.2, a Participant may be granted more than one Award under the Plan.

ARTICLE 6. STOCK OPTIONS

6.1    Grants of Stock Options. Subject to the provisions of the Plan, the Committee may grant Options upon the following terms and conditions:

(a)    Award Agreement. Each grant of an Option shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Option pertains, whether the Option is an ISO or a NSO, the Option Price, the term of the Option, the conditions upon which the Option shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. ISOs may be granted only to Employees of Cato or a Subsidiary.

(b)    Option Price. The Option Price per share of Common Stock shall be determined by the Committee, but shall not be less than the Fair Market Value per share of Common Stock on the date of grant of the Option. In the case of an ISO granted to a Ten Percent Stockholder, the Option Price per share of Common Stock shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an Option Price per share of Common Stock less than that set forth above if such Option is granted pursuant to an assumption of, or substitution for, another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)    Exercise of Options. An Option shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Except as otherwise provided in the Award Agreement, the right to purchase shares of Common Stock under the Option that become exercisable in periodic installments shall be cumulative so that such shares of Common Stock (or any part thereof) may be purchased at any time thereafter until the expiration or termination of the Option.

(d)    Option Term. The term of an Option shall be determined by the Committee, but in no event shall an Option be exercisable more than ten years from the date of its grant or in the case of any ISO granted to a Ten Percent Stockholder, more than five years from the date of its grant.

(e)    Termination of Service. Except to the extent an Option remains exercisable as provided below or as otherwise set forth in the Award Agreement, an Option shall immediately terminate upon the Participant’s Termination of Service with the Company for any reason.

(i)    Death, Disability or Retirement. In the event that a Participant incurs a Termination of Service as a result of the Participant’s death, Disability or Retirement, then an outstanding Option granted to the Participant may be exercised by the Participant (or, in the case of the Participant’s death, the person(s) to whom the Participant’s rights to exercise the Option passed by will or the laws of descent and distribution, or the executor or administrator of the Participant’s estate, as applicable), to the same extent the Option was exercisable as of such Termination of Service, for up to one year from such Termination of Service, but in no event after the expiration of the term of the Option as set forth in the Award Agreement.

(ii)    Other Terminations Without Cause. In the event that a Participant incurs a Termination of Service for any reason other than Cause or his death, Disability or Retirement, then an outstanding Option granted to the Participant may be exercised by the Participant (or, in the case of the Participant’s death, the person(s) to whom the Participant’s rights to exercise the Option passed by will or the laws of descent and distribution, or the executor or administrator of the Participant’s estate, as applicable), to the same extent the Option was exercisable as of such Termination of Service, for up to 90 days following such Termination of Service, but in no event after the expiration of the term of the Option as set forth in the Award Agreement.

(f)    ISO Limitation. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which a Participant’s ISOs are exercisable for the first time during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000 or such other applicable limitation set forth in Section 422 of the Code, such ISOs shall be treated as NSOs. The determination of which ISOs shall be treated as NSOs generally shall be based on the order in which such ISOs were granted and shall be made in accordance with applicable rules and regulations under the Code.

(g)    Payment. Options shall be exercised by the delivery of a written notice of exercise to Cato (or its delegate) in the manner prescribed by Cato (or its delegate), specifying the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by the aggregate Option Price (or provision for the aggregate Option Price) for the shares of Common Stock. Unless otherwise provided by the Committee, the aggregate Option Price shall be payable to Cato in full (i) in cash or cash equivalents acceptable to Cato, (ii) subject to applicable law, by tendering previously acquired shares of Common Stock (or delivering a certification of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the shares of Common Stock either were purchased on the open market or have been held by the Participant for a period of at least six months (unless such six-month period is waived by the Committee)), (iii) subject to applicable law and such rules and procedures as may be established by the Committee, by means of a “cashless exercise” facilitated by a securities broker approved by Cato through the irrevocable direction to sell all or part of the shares of Common Stock being purchased and to deliver the Option Price (and any applicable withholding taxes) to Cato, (iv) subject to applicable law and such rules and procedures as may be established by the Committee, by means of a “net share settlement” procedure, or (v) a combination of the foregoing. The Committee also may provide that Options may be exercised by any other means it determines to be consistent with the Plan’s purpose and applicable law (including the tendering of Awards having an aggregate Fair Market Value at the time of exercise equal to the total Option Price).

(h)    Transfer Restrictions. Options generally may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and Options generally shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit a Participant to transfer NSOs, in whole or in part, for no consideration to (i) one or more Family Members; (ii) a trust in which Family Members have more than 50% of the beneficial interest; (iii) a foundation in which Family Members (or the Participant) control the management of assets; or (iv) any other entity in which Family Members (or the Participant) own more than 50% of the voting interests; or may permit a transfer of NSOs under such other circumstances as the Committee shall determine; provided that in all cases, such transfer is permitted under applicable tax laws and Rule 16b-3 of the Exchange Act as in effect from time to time. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred NSOs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and Award Agreement relating to the expiration or termination of the NSOs). The NSOs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.

(i)    No Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to the Participant’s Option until the issuance of such shares to the Participant pursuant to the exercise of such Option.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1    Grants of SARs. Subject to the provisions of the Plan, the Committee may grant SARs upon the following terms and conditions:

(a)    Award Agreement. Each grant of a SAR shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the SAR pertains, the term of the SAR, the conditions upon which the SAR shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee may grant SARs in tandem with or independently from Options.

(b)    Initial Value of SARs. The Committee shall assign an initial value to each SAR, provided that the initial value may not be less than the aggregate Fair Market Value on the date of grant of the shares of Common Stock to which the SAR pertains.

(c)    Exercise of SARs. A SAR shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Notwithstanding the foregoing, in the case of a SAR that is granted in tandem with an Option, the SAR may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable. The exercise of either an Option or a SAR that are granted in tandem shall result in the termination of the other to the extent of the number of shares of Common Stock with respect to which such Option or SAR is exercised.

(d)    Term of SARs. The term of a SAR granted independently from an Option shall be determined by the Committee, but in no event shall such a SAR be exercisable more than ten years from the date of its grant. A SAR granted in tandem with an Option shall have the same term as the Option to which it relates.

(e)    Termination of Service. In the event that a Participant incurs a Termination of Service, the Participant’s SARs shall terminate in accordance with the provisions specified in Article 6 with respect to Options.

(f)    Payment of SAR Value. Upon the exercise of a SAR, a Participant shall be entitled to receive (i) the excess of the Fair Market Value on the date of exercise of the shares of Common Stock with respect to which the SAR is being exercised, over (ii) the initial value of the SAR on the date of grant, as determined in accordance with Section 7.1(b) above. Notwithstanding the foregoing, the Committee may specify in an Award Agreement that the amount payable upon the exercise of a SAR shall not exceed a designated amount. As specified by the Committee in the Award Agreement, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock of equivalent value, or a combination of cash and Common Stock. A fractional share of Common Stock shall not be deliverable upon the exercise of a SAR, but a cash payment shall be made in lieu thereof.

(g)    Nontransferability. Except as otherwise provided by the Committee, SARs granted under the Plan may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and SARs shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity).

(h)    No Stockholder Rights. No Participant shall have any rights as a stockholder of Cato with respect to shares of Common Stock subject to a SAR until the issuance of shares (if any) to the Participant pursuant to the exercise of such SAR.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1    Grants of Restricted Stock and Restricted Stock Units. Subject to the provisions of the Plan, the Committee may grant Restricted Stock and/or Restricted Stock Units upon the following terms and conditions:

(a)    Award Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares with respect to which the Restricted Stock or Restricted Stock Units are granted, the Restricted Period, the conditions upon or the time at which the Restricted Period shall lapse, whether the Award is intended to be Performance Compensation and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b)    Purchase Price. The Committee shall determine the purchase price, if any, to be paid for each share of Restricted Stock or each Restricted Stock Unit, subject to such minimum consideration as may be required by applicable law.

(c)    Nontransferability. Except as otherwise set forth in the Award Agreement, shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such shares and the satisfaction of any and all other conditions prescribed by the Committee.

(d)    Other Restrictions. The Committee may impose such conditions and restrictions on the grant, vesting or retention of Restricted Stock and Restricted Stock Units as it determines, including but not limited to restrictions based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives (including the Performance Goals described in Section 11.2). The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to all shares of Restricted Stock or all Restricted Stock Units or in installments or otherwise as the Committee may deem appropriate.

(e)    Settlement of Restricted Stock Units. After the expiration of the Restricted Period and all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapsed, the Participant shall be entitled to receive the then Fair Market Value of the shares of Common Stock with respect to which the Restricted Stock Units were granted. Such amount shall be paid in accordance with the terms of the Award Agreement and shall be paid in cash, shares of Common Stock (which shares may be Restricted Stock) or a combination thereof as determined by the Committee and specified in the Award Agreement.

(f)    Section 83(b) Election. The Committee may provide in an Award Agreement that an Award of Restricted Stock is subject to the Participant making or refraining from making an election under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.

(g)    Termination of Service. Notwithstanding anything herein to the contrary and except as otherwise determined by the Committee, in the event of the Participant’s Termination of Service prior to the expiration of the Restricted Period, all shares of Restricted Stock and all Restricted Stock Units with respect to which the applicable restrictions have not yet lapsed shall be forfeited.

(h)    Stockholder Rights.

(i)    Restricted Stock. Except to the extent otherwise provided by the Committee, a Participant that has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors, provided, that the Committee may require that any cash dividends shall be automatically reinvested in additional shares of Restricted Stock.

(ii)    Restricted Stock Units. A Participant shall have no voting or other stockholder rights or ownership interest in shares of Common Stock with respect to which Restricted Stock Units are granted. Notwithstanding the foregoing, the Committee may, in its discretion, provide in an Award Agreement that, if the Board of Directors declares a dividend with respect to the Common Stock, Participants shall receive dividend equivalents with respect to their Restricted Stock Units. Subject to Section 409A of the Code, the Committee may determine the form, time of payment and other terms of such dividend equivalents, which may include cash or Restricted Stock Units.

(iii)    Adjustments and Dividends Subject to Plan. With respect to any shares of Restricted Stock or Restricted Stock Units received as a result of adjustments under Section 4.3 hereof and also any shares of Common Stock, Restricted Stock or Restricted Stock Units that result from dividends declared on the Common Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8 except to the extent the Committee otherwise determines.

(i)    Issuance of Restricted Stock. A grant of Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Participant, containing such legends as the Committee deems appropriate and held in custody by Cato or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until (1) the expiration or termination of the Restricted Period for such shares of Restricted

Stock and the satisfaction of any and all other conditions prescribed by the Committee or (2) the forfeiture of such shares of Restricted Stock. The Committee may require a Participant to deliver to Cato one or more stock powers, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for Cato.

ARTICLE 9. STOCK AWARDS

The Committee may grant other types of Stock Awards that involve the issuance of shares of Common Stock or that are denominated or valued by reference to shares of Common Stock, including but not limited to the grant of shares of Common Stock or the right to acquire or purchase shares of Common Stock. Stock Awards shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The Award Agreement shall specify the number of shares of Common Stock to which the Stock Award pertains, the form in which the Stock Award shall be paid, whether the grant, vesting or payment with respect to the Stock Award is intended to be Performance Compensation, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

ARTICLE 10. INCENTIVE BONUS AWARDS

10.1    Incentive Bonus Awards. The Committee may grant an Incentive Bonus Award upon the terms and conditions described below. Incentive Bonus Awards may be granted only to Employees.

(a)    General. The Committee shall establish the parameters for the Incentive Bonus Award, including, as it deems appropriate, target and maximum amounts that may be payable; the Performance Goals and other criteria that must be met and the Performance Period during which such Performance Goals and other criteria will be measured; the formula or basis by which the actual amount of the Incentive Bonus shall be determined; the timing of payment of any Incentive Bonus; whether such amount shall be paid in lump sum or installments; any forfeiture events that may apply; whether the Incentive Bonus Award is intended to be Performance Compensation; and such other terms and conditions that the Committee deems appropriate, and, in the case of an Incentive Bonus Award intended to be Performance Compensation, all of the foregoing shall be subject to Article 11 below and compliance with Section 162(m) of the Code.

(b)    Covered Employees. Unless otherwise determined by the Committee, all Incentive Bonuses granted to Covered Employees are intended to qualify as Performance Compensation.

(c)    Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. Subject to such terms and conditions as the Committee shall determine, the Committee may provide for or permit a Participant to elect the payment of an Incentive Bonus to be deferred under a nonqualified deferred compensation arrangement, with such arrangement and any related elections to comply with Section 409A of the Code. Incentive Bonuses shall be paid in cash to the Participant (or, in the event of the Participant’s death, to the Participant’s estate).

(d)    Conditions on Payment. Except as otherwise provided by the Committee, payment of an Incentive Bonus will be made to a Participant only if the Participant has not incurred a Termination of Service prior to the time of payment. If an Incentive Bonus is intended to be Performance Compensation, the payment of such Incentive Bonus shall also be subject to written certification of the Committee pursuant to Section 11.3 below. In all events, the Committee may, in its discretion, reduce or eliminate the amount payable to any Participant in each case based upon such factors as the Committee may deem relevant.

(e)    Maximum Payment. Notwithstanding anything herein to the contrary, the maximum amount that may paid per calendar year to a Participant pursuant to an Incentive Bonus Award shall be $3,000,000.

ARTICLE 11. PERFORMANCE COMPENSATION

11.1    Performance Compensation. Awards that the Committee intends to be Performance Compensation shall be granted and administered in a manner intended for such Awards to qualify for the performance-based exemption from the deductibility limitation imposed by Section 162(m) of the Code. Such Performance Compensation shall be subject to the following additional terms and conditions and the provisions of this Article 11 shall control to the extent inconsistent with Articles 8, 9 and 10.

11.2    Performance Goals. With respect to Performance Compensation, the Committee must establish in writing one or more Performance Goals for the Participant that are objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). Such Performance Goals must be established in writing by the Committee within 90 days after the beginning of the Performance Period (or, if earlier, by the date on which 25% of the Performance Period has elapsed) or within such other time period prescribed by Section 162(m) of the Code; provided, that achievement of the Performance Goals must be substantially uncertain at the time they are established. The Performance Goals shall be based on one or more of the following, as determined in the sole discretion of the Committee: stock price; earnings per share; net earnings; operating or other earnings; gross or net profits; revenues; net cash flow; financial return ratios; stockholder return; return on equity; return on investment; return on net assets; debt rating; sales; expense reduction levels; share count reduction; growth in assets, sales, or market share; or strategic business objectives based on meeting specified revenue goals, market penetration goals, customer satisfaction goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance Goals may be based on the performance of Cato, based on the Participant’s division, business unit or employing Subsidiary, based on the performance of one or more divisions, business units or Subsidiaries, based on the performance of the Company as a whole, or based on any combination of the foregoing. Performance Goals also may be expressed by reference to the Participant’s individual performance with respect to any of the foregoing criteria. Performance Goals may be expressed in such form as the Committee shall determine, including either in absolute or relative terms (including, but not by way of limitation, by relative comparison to other companies or other external measures), in percentages, in terms of growth over time or otherwise, provided that the Performance Goals meet the requirements hereunder. Performance Goals need not be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). Performance Goals may provide for determination either before or after taxes may provide for the inclusion or exclusion of items such as (a) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, refinancing/restructuring of short term and/or long term debt, or extraordinary non-recurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (b) litigation or claim expenses, judgments or settlements, and (c) changes in accounting principles or tax laws or changes in other laws or rules affecting reported results.

The Committee can establish other performance measures for Awards granted to Participants to the extent they are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code. The Committee also may establish subjective Performance Goals for Participants, provided that for Covered Employees, the subjective Performance Goals may be used only to reduce, and not increase, the Performance Compensation otherwise payable under the Plan. The Performance Goals established by the Committee may be (but need not be) particular to a Participant and/or different each Performance Period.

11.3    Payment. Prior to the vesting, settlement, payment or delivery, as the case may be, of Performance Compensation, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms of the Performance Compensation have been achieved or exceeded for the applicable Performance Period. In no event may the Committee waive achievement of the Performance Goal requirements for a Covered Employee except as provided in Section 11.4 below or as otherwise provided in Article 12 with respect to a Change in Control. The Committee may, in its discretion, reduce or eliminate the Performance Compensation of any Covered Employee based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any Covered Employee.

11.4    Waiver. The Committee may provide with respect to an Award intended to be Performance Compensation that if, prior to the end of the Performance Period, the Participant incurs a Termination of Service due to his Death or Disability, or certain other circumstances specified by the Committee occur, a Participant shall be eligible to still receive such Performance Compensation in whole or in part, but the Committee may so provide only if the Award will still qualify as Performance Compensation under Section 162(m) of the Code if such Death, Disability or other specified circumstance does not occur.

11.5    Code Section 162(m). The Committee shall have the power to impose such other restrictions on Performance Compensation as it may deem necessary or appropriate for Performance Compensation that is intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. Nothing contained in the Plan shall be construed to limit the authority of Cato, the Company or the Committee to adopt other compensation arrangements, including an arrangement not intended to be or that does not meet the requirements for performance-based compensation under Section 162(m) of the Code.

ARTICLE 12. CHANGE IN CONTROL

12.1    Treatment of Options and SARs. Notwithstanding any other provision of the Plan, all outstanding Options and SARs shall become fully vested and exercisable immediately upon a Change in Control. In addition, the Committee may (a) require Participants to surrender their outstanding Options and SARs in exchange for a cash payment from the Company equal to the excess of the Change in Control Price (as defined below) for each share of Common Stock subject to such outstanding Options and SARs over the Option Price or “initial value” (in the case of a SAR); (b) offer Participants an opportunity to exercise their outstanding Options and SARs and then provide that any or all unexercised Options and SARs shall terminate at such time as the Committee deems appropriate; or (c) in the event of a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), provide that all outstanding Options and SARs that are not exercised shall be assumed, or replaced with comparable Options or SARs, as the case may be, by the surviving corporation (or a parent or subsidiary thereof). For purposes of this Section, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock reported on the New York Stock Exchange Composite Index (or other principal securities exchange on which the Common Stock is listed or on Nasdaq, if applicable) during the 60-day period ending on the date of the Change in Control; or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price paid per share of Common Stock in such transaction, provided that to the extent the consideration paid in any such transaction consists of anything other than cash, the fair value of such non-cash consideration shall be determined in the sole discretion of the Board. Notwithstanding the foregoing, in the case of ISOs or SARs that relate to ISOs, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such ISO or SAR is deemed exercised as the result of its surrender (but in no event more than the amount that will enable such ISO to continue to qualify as an ISO).

12.2    Treatment of Restricted Stock, Restricted Stock Units and Stock Awards. Notwithstanding any other provision of the Plan, all Restricted Stock, Restricted Stock Units and Stock Awards (other than those that have been designated as Performance Compensation) shall be deemed vested, all restrictions shall be deemed lapsed, all terms and conditions shall be deemed satisfied and the Restricted Period with respect thereto shall be deemed to have ended upon a Change in Control.

12.3    Treatment of Incentive Bonuses and Performance Compensation. All Incentive Bonuses and Performance Compensation earned but still outstanding as of the date of the Change in Control shall be payable in full immediately upon a Change in Control. Any remaining Incentive Bonuses and Performance Compensation shall be accelerated and immediately vested, paid or delivered, as the case may be, on a pro rata basis upon a Change in Control based upon assumed achievement of all target Performance Goals and the length of time within the Performance Period that has elapsed prior to the Change in Control.

12.4    Limitation on Acceleration. In the event that the acceleration, vesting, payment or delivery of Awards an amount payable, vesting or shares, when added to all other amounts payable to a Participant, would constitute an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Code, the Compensation Committee may, in its discretion, adjust, reduce or prohibit acceleration of such Awards in any manner it deems appropriate to lessen or avoid the excise tax that otherwise may be payable under Section 4999 of the Code.

ARTICLE 13. AMENDMENT, SUSPENSION AND TERMINATION

13.1    Amendment, Suspension and Termination of Plan. The Committee may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, that any such amendment, suspension or termination of the Plan shall be subject to the requisite approval of the stockholders of Cato (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Code (including, but not limited to, Sections 162(m) and 422 thereof), the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange,

Nasdaq or other securities exchange listing requirements or any other law or regulation; or (b) if such amendment is intended to allow the Option Price of outstanding Options to be reduced by repricing or replacing such Options. Unless sooner terminated by the Committee, the Plan shall terminate on February 28, 2023, ten years from the date the Plan was first adopted by the Committee. No further Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any outstanding Awards previously granted. No amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Participant under any outstanding Award without the Participant’s consent.

13.2    Amendment of Awards. Subject to Section 13.1 above, the Committee may at any time amend the terms of an Award previously granted to a Participant, but no such amendment shall adversely affect in any material way the rights of the Participant without the Participant’s consent except as otherwise provided in the Plan or the Award Agreement.

13.3    Compliance Amendments. Notwithstanding any other provision of the Plan to the contrary, the Committee may amend the Plan and/or any outstanding Award in any respect it deems necessary or advisable to comply with applicable law or address other regulatory matters without obtaining a Participant’s consent, including but not limited to reforming (including on a retroactive basis, if permissible and applicable) any terms of an outstanding Award to comply with or meet an exemption from Section 409A of the Code or to comply with any other applicable laws, regulations or exchange listing requirements (including changes thereto).

ARTICLE 14. WITHHOLDING

14.1    Tax Withholding in General. Cato and its Subsidiaries shall have the power and the right to deduct or withhold from cash payments or, subject to Section 14.2, other property to be paid to the Participant, or require a Participant to remit to Cato or a Subsidiary, an amount sufficient to satisfy federal, state, local, or foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan. Cato shall not be required to issue, deliver or release restrictions on any shares of Common Stock or settle any Awards payable hereunder if such withholding requirements have not been satisfied.

14.2    Withholding Arrangements. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder that are to be paid in the form of cash or shares of Common Stock, at the discretion of the Committee and pursuant to such procedures as it may specify, the Committee may require or permit the Participant to satisfy the Participant’s withholding obligations (a) by delivering cash or having Cato or the applicable Subsidiary withhold an amount from cash otherwise due the Participant; and/or (b) provided that any such share withholding or delivery can be effected without causing liability under Section 16(b) of the Exchange Act: (i) by having Cato or the applicable Subsidiary withhold or retain from an Award shares of Common Stock having a Fair Market Value on the date the tax is to be determined of no more than the minimum statutory total tax that could be imposed on the transaction (if necessary to avoid adverse accounting consequences to Cato or the Company), or (ii) by delivering sufficient shares of Common Stock the Participant already owns (which are not subject to any pledge or security interest) having a Fair Market Value of no more than the minimum statutory total tax that could be imposed on the transaction (if necessary to avoid adverse accounting consequences to Cato or the Company). Notwithstanding the foregoing, the Committee shall have the right to restrict a Participant’s ability to satisfy tax obligations through share withholding and delivery as it may deem necessary or appropriate.

ARTICLE 15. GENERAL PROVISIONS

15.1    Forfeiture Events and Recoupment. The Committee may provide in an Award Agreement that an Award and/or a Participant’s rights, payments and benefits with respect to an Award (including Awards that have become vested and exercisable), including without limitation the right to (a) receive or exercise an Award or (b) retain Awards, cash or Common Stock acquired in connection with an Award and/or the profit or gain realized by the Participant in connection with an Award shall be subject to reduction, rescission, forfeiture or recoupment by the Company upon the occurrence of certain events, including but not limited to Termination of Service for Cause, breach of confidentiality or other restrictive covenants that apply to the Participant, engaging in competition against the Company or other conduct or activity by the Participant that is detrimental to the business or reputation of the Company, whether during or after termination, in addition to any forfeitures due to a vesting schedule or Termination of Service and any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise.

All Awards granted under the Plan also shall be subject to the terms and conditions of any policy regarding clawbacks, forfeitures, or recoupments adopted by the Company from time to time. Without limiting the foregoing, by acceptance of any Award, each Participant agrees to repay to the Company any amount that may be required to be repaid under any such policy.

15.2    Restrictions on Stock Ownership/Legends. The Committee, in its discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired pursuant to the exercise of an Option or SAR or in connection with any other Award under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Participant is otherwise vested in such Common Stock. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable and the Committee may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.

15.3    Deferrals. Subject to Section 15.11, the Committee may require or permit a Participant to defer receipt of the delivery of shares of Common Stock or other payments pursuant to Awards under the Plan that otherwise would be due to such Participant. Subject to Section 15.11, any deferral elections shall be subject to such terms, conditions, rules and procedures as the Committee shall determine.

15.4    No Employment Rights. Nothing in the Plan or any Award Agreement shall confer upon any Participant any right to continue in the employ or service of the Company nor interfere with or limit in any way the right of the Company to terminate any Participant’s employment by, or performance of services for, the Company at any time for any reason.

15.5    No Participation Rights. No person shall have the right to be selected to receive an Award under this Plan and there is no requirement for uniformity of treatment among Participants.

15.6    No Fund or Trust Created. To the extent that any person acquires a right to receive Common Stock or other payments under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company. The Company shall not be required to segregate any specific funds, assets or other property with respect to any Awards under this Plan. Neither this Plan nor any action taken pursuant hereto shall be construed to create any kind of trust or any fiduciary relationship between Cato (and/or any Subsidiary) and any Participant or other person. Participants shall have no rights under the Plan other than as unsecured general creditors of Cato or the applicable Subsidiary.

15.7    Restrictions on Transferability. Except as otherwise provided herein or in an Award Agreement, no Award or any shares of Common Stock subject to an Award which have not been issued, or as to which any applicable restrictions have not lapsed, may be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner. Any attempt to transfer an Award or such shares of Common Stock in violation of the Plan or an Award Agreement shall relieve the Company from any obligations to the Participant thereunder.

15.8    Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Participants who are subject to Section 16 of the Exchange Act, this Plan and Awards granted hereunder are intended to comply with the provisions of and satisfy the requirements for exemption under Rule 16b-3 or any successor rule under the Exchange Act, unless determined otherwise by the Committee, and the Committee may, in its discretion, impose additional terms and restrictions upon Awards to ensure compliance with the foregoing.

15.9    Approvals and Listing. Cato shall not be required to grant, issue or settle any Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of Cato; (b) obtaining any approval from any governmental agency that Cato shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental or regulatory body that Cato shall, in its sole discretion, determine to be necessary or advisable. Cato may require that any recipient of an Award make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, Cato shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

15.10    Compliance with Code Section 162(m). It is intended that the Plan comply fully with and meet all of the requirements for “performance-based compensation” under Section 162(m) of the Code with respect to Options and SARs granted hereunder. At all times when the Committee determines that compliance with the “performance-based compensation” exception under Section 162(m) of the Code is required or desired, it is intended that Performance Compensation granted under this Plan meet the requirements for “performance-based compensation” under Section 162(m) of the Code, and the Plan shall be periodically resubmitted to the stockholders of Cato in accordance with Section 162(m) of the Code (which Treasury Regulations thereunder currently require that the stockholders reapprove the Plan no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan). In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may make any adjustments it deems appropriate. The Committee may, in its discretion, determine that it is advisable to grant Awards that shall not qualify as “performance-based compensation,” and the Committee may grant Awards without satisfying or that do not satisfy the requirements of Section 162(m) of the Code.

15.11    Compliance with Code Section 409A. It is generally intended that the Plan and all Awards hereunder either comply with or meet the requirements for an exemption from Section 409A of the Code and the Plan shall be operated, interpreted and administered accordingly. No Award (or modification thereof) shall provide for a deferral of compensation (within the meaning of Section 409A of the Code) that does not comply with Section 409A of the Code and the Award Agreement shall incorporate the terms and conditions required by Section 409A of the Code, unless the Committee, at the time of grant (or modification, as the case may be), specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, the Committee may amend or vary the terms of Awards under the Plan in order to conform such terms to the requirements of Section 409A of the Code. To the extent an Award does not provide for a deferral of compensation (within the meaning of Section 409A of the Code), but may be deferred under a nonqualified deferred compensation plan established by the Company, the terms of such nonqualified deferred compensation plan shall govern such deferral, and to the extent necessary, are incorporated herein by reference. If an Award provides for a deferral of compensation and the Participant is a “specified employee” under Section 409A of the Code, payments that are subject to the required six-month delay under Section 409A(a)(2)(B)(i) of the Code shall be paid in a lump sum on the first business day following expiration of such six-month period (or such shorter applicable period in the event of the Participant’s death). Notwithstanding any other provisions of the Plan or any Award Agreement, the Company does not guarantee to any Participant (or any other person with an interest in an Award) that the Plan or any Award hereunder complies with or is exempt from Section 409A of the Code, and shall not have any liability to or indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

15.12    Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation or bonus arrangements (including an arrangement not intended to be performance-based compensation under Section 162(m) of the Code) or the right of Cato to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of Cato, the dissolution or liquidation of Cato, or any sale or transfer of all or any part of its business or assets.

15.13    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

15.14    Severability. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner which conforms to applicable law or as if such provision was omitted.

15.15    Governing Law. To the extent not preempted by federal law, the Plan, and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof). The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan or any Awards hereunder will be exclusively in the state or federal courts (as applicable) sitting in Mecklenburg County, North Carolina.

15.16    Successors. All obligations of Cato under the Plan with respect to Awards granted hereunder shall be binding on any successor of Cato, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of Cato or other transaction.

15.17    Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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THE CATO CORPORATION
2013 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1. PURPOSE OF PLAN

The purpose of The Cato Corporation 2013 Employee Stock Purchase Plan (hereinafter “ESPP” or “Plan”) is to provide employees of The Cato Corporation (the “Company”) and its Subsidiaries with an opportunity to participate in the accumulation and potential appreciation of the Class A Common Stock, par value $0.03-1/3 per share (“Common Stock”), of the Company. The Company intends for the ESPP to qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the ESPP shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

ARTICLE 2. DEFINITIONS

2.1    Board of Directors: The Board of Directors of the Company.

2.2    Code: Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.

2.3    Compensation: Regular base salary or wages, including overtime payments.

2.4    Compensation Committee or Committee: The Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee appointed by the Board of Directors to administer the Plan (or in the absence of such appointment, the Board of Directors itself). Members of the Committee shall not be eligible to participate in the Plan and shall be “non-employee directors” within the meaning of Section 16 and Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.5    Designated Enrollment Period: The period designated by the Company during which Eligible Employees may enroll in the ESPP before the beginning of each six-month offering period (as described in Article 5).

2.6    Eligible Employees: All employees of the Company and its Subsidiaries.

2.7    Subsidiary: A “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code, unless the Committee has designated that such Subsidiary shall not participate in the Plan.

ARTICLE 3. EFFECTIVE DATE

The ESPP was adopted by the Committee on March 27, 2013. The ESPP shall become effective on October 1, 2013, subject to its approval by the Company’s shareholders in accordance with Section 423 of the Code within twelve months of the date of its adoption by the Committee. Rights of Eligible Employees are conditional upon shareholder approval of the Plan.

ARTICLE 4. ADMINISTRATION

4.1    The ESPP shall be administered by the Committee. Members of the Committee receive no additional compensation for administering the ESPP.

4.2    Subject to the provisions of the ESPP and relevant law, the Committee shall have complete authority, in its sole discretion (a) to specify the purchase price, subject to Article 6 hereof, of shares to be purchased under the ESPP; (b) to construe and interpret the ESPP and to determine any question arising under or in connection with the administration or operation of the ESPP; (c) to prescribe, amend and rescind rules and regulations relating to the ESPP; (d) to amend the ESPP to conform with relevant law; (e) to correct any defect, supply any omission and reconcile any inconsistency in the ESPP, to employ such broker and other services as it may deem necessary or appropriate in carrying out the provisions of the ESPP; (f) to delegate administrative responsibilities under the Plan, and (g) to make all other determinations and to do all other acts deemed necessary or advisable for the administration of the ESPP. The Committee’s determination on the foregoing matters shall be conclusive. No member of the

Committee or the Board of Directors shall be liable for any action or determination concerning the ESPP made in good faith.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION IN THE PLAN

5.1    Offering Dates

Each ESPP offering period is a six month period, commencing October 1 and April 1 (the “offering periods” or “offering period”). The initial offering period will commence on October 1, 2013 and will end on March 31, 2014. Subject to Section 423 of the Code, the Committee shall have the power to change the duration and effective dates of the offering periods.

5.2    Participation in the Plan

(a)    Enrollment

Purchase rights under the ESPP may be granted only to Eligible Employees of the Company or a Subsidiary. Each Eligible Employee may elect to participate in the ESPP by completing and submitting an enrollment agreement in such form and in such manner as designated by the Company (which may, at the Company’s discretion, include electronic form) during the applicable Designated Enrollment Period. An Eligible Employee may elect to allocate from 1% to 10%, in whole percentages, of his or her Compensation, through payroll deductions, to purchase shares through the ESPP. Once enrolled, and providing that the employee remains eligible for the ESPP and has not been suspended from participation pursuant to Article 7, the Eligible Employee’s participation and payroll deduction rate will continue through ensuing offering periods unless the Eligible Employee cancels or changes such participation via the designated change form in accordance with Section 5.2(b) and in such manner designated by the Company.

An Eligible Employee may only enroll within the Designated Enrollment Period. An employee who becomes eligible after a Designated Enrollment Period is closed may enroll only during a subsequent Designated Enrollment Period.

The Company shall maintain bookkeeping accounts for recordkeeping purposes only that reflects a participant’s payroll deductions and other contributions to the ESPP (pursuant to Section 6.3), and the shares purchased under the ESPP. No interest shall accrue on any amounts of whatever nature that are credited to participant accounts under the ESPP unless otherwise required by applicable law.

(b)    Cancellation

A participant may cancel his or her participation in the ESPP at any time. If a participant cancels his or her participation on or before March 15 or September 15 of the applicable offering period by submitting the designated form to the Company’s Human Resources Department (or other recipient designated by the Company), payroll deductions withheld during that offering period will be refunded to the employee as soon as practicable. If a participant cancels his or her participation after March 15 or September 15 of the applicable offering period, such cancellation will not be effective for such offering period and the payroll deductions withheld during that offering period will be used to purchase Common Stock pursuant to Article 6. No interest will be paid on any amount refunded.

To reinstate his or her participation, the Eligible Employee must re-enroll during any subsequent Designated Enrollment Period.

If, during an offering period, a participant’s employment terminates for any reason and such termination occurs on or prior to March 15 or September 15, as the case may be, such participant’s participation in the ESPP shall be cancelled and payroll deductions withheld during that offering period will be refunded without interest to the individual as soon as practicable (or in the case of the participant’s death, to the person or persons entitled thereto under Section 9.3). If a participant’s employment terminates after March 15 or September 15 of the applicable offering period, such termination will not affect such offering period and the payroll deductions withheld during that offering period will be used to purchase Common Stock pursuant to Article 6.

(c)    Changes to participation elections, other than cancellation to the extent noted in Section 5.2(b) above, may be made only during the Designated Enrollment Periods. Such changes will be effective at the beginning of the offering period following such Designated Enrollment Period.

ARTICLE 6. NUMBER OF SHARES, PRICE AND PURCHASE OF COMMON STOCK

6.1    The number of shares of Common Stock available for purchase under the ESPP shall be two hundred fifty thousand (250,000) shares, all of which will be available for purchase during the initial offering period. Shares available for purchase during the initial offering period but not purchased by participants will be carried over to each subsequent offering period. The number of shares covered by the ESPP is subject to adjustment in the event of a stock split or other transaction described in Section 10.1.

6.2    The purchase price at which shares will be sold during each ESPP offering period is 85% of the lower of the fair market value at (a) the beginning date of such offering period or (b) the ending date of such offering period. The fair market value of the Common Stock on a given date is the closing or last sale price on the NYSE/New York Stock Exchange for that date. If the offering period begins or ends on a day when the NYSE/New York Stock Exchange does not trade, the fair market value shall be determined by using the closing or last sale price on the last trading day immediately preceding the beginning or ending day of the offering period. Shares shall be purchased as soon as practicable after the end of each offering period.

6.3    Each Eligible Employee who is a participant in the Plan on April 15 of the year may make a one time election effective April 15 of such year to purchase shares through the ESPP for a minimum amount of $100 and a maximum of $10,000. The participant shall indicate his or her intent to make a one time purchase by returning an election form and a check representing the amount of the election by April 10 to the Company in such form and manner designated by the Company. A participant who is an officer subject to Section 16(b) of the Exchange Act must return an irrevocable election form on or before October 15 of the preceding year. The purchase price will be determined on April 15 using 85% of the closing or last sale price on the NYSE for that date. If April 15 falls on a day when the NYSE/New York Stock Exchange does not trade, the fair market value shall be determined by using the closing or last sale price on the last preceding trading day.

6.4    The number of shares (whole and fractional) purchased by each participant at the end of each offering period will be determined by dividing the purchase price as defined in Section 6.2 above into the amount of payroll deduction withheld for that participant during the offering period, subject to ESPP limitations detailed elsewhere in this Plan. However, the maximum number of shares of Common Stock purchasable by a participant for any such offering period shall not exceed one thousand (1,000) shares, subject to adjustment in the event of a stock split or other transaction described in Section 10.1.

6.5    If the number of shares elected to be purchased by participants for an offering exceeds the aggregate number of shares available during the offering period (or for the April 15 offering date, if applicable), the Company will reduce, pro rata, the number of shares available to each participant. Excess payroll deductions will be refunded.

6.6    As soon as practicable after purchases have been made, or after the offering date, the Company will credit the account of each participant for the applicable number of whole and fractional shares. Participants will periodically receive statements showing the number of shares (whole and fractional) credited to the account of the participant. Subject to Article 7, a participant generally will receive Common Stock certificates for whole shares owned by the participant only upon written request to the Company. To the extent applicable (for example, the number of shares that the participant may purchase is restricted by the $25,000 limitation described in Section 6.7(a) below), the excess of any payroll deductions withheld for an offering period that were not applied toward the purchase of Common Stock shall be returned to the participant, except that amounts representing a fractional share of Common Stock may be carried forward and applied during the next offering period. No fractional shares may be issued under the ESPP.

6.7    Notwithstanding any other provisions of this ESPP:

(a)    No participant shall have rights to purchase stock under the ESPP which permits his or her rights pursuant to this ESPP or any other plan maintained by the Company or any Subsidiary that constitutes an employee stock purchase plan within the meaning of Section 423 of the Code to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such right is granted — e.g., the first day of the offering period) for each calendar year in which such right is outstanding at any time.

(b)    No employee shall have the right to purchase shares under the ESPP, if immediately after the grant of such right, such employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary. For this purpose, the attribution rules of Section 424(d) will apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding options (including rights under this ESPP) shall be treated as stock owned by the employee.

6.8    A participant may purchase shares under the ESPP only if such participant both is an Eligible Employee on the first day of the offering period and remains an Eligible Employee through March 15 or September 15, as the case may be, of the offering period. No participant shall have any of the rights of a shareholder with respect to shares purchased under the ESPP until the purchase price for such shares has been paid and either the participant’s account has been credited with such shares or certificates for such shares have been issued to the participant.

6.9    The participants in each offering under the ESPP shall have equal rights and privileges within the meaning of Section 423(b)(5) of the Code.

ARTICLE 7. WITHDRAWALS OF SHARES HELD IN THE PLAN/SUSPENSION OF PARTICIPATION

All shares of Common Stock purchased during a six-month offering period or on the April 15 offering under the ESPP must be held for a minimum of one (1) year from the date of purchase, including shares resulting from adjustments made pursuant to Section 10.1. However, the foregoing one (1) year period shall not apply to shares of Common Stock that are purchased through the reinvestment of dividends in accordance with Article 17.

Subject to the one (1) year period described above, a participant may withdraw all or any portion of the whole shares held in the participant’s account under the Plan by notifying the Company in such form and manner as designated by the Company. A participant may elect withdrawal of a portion or all of his or her whole shares held in the Plan in one of two ways: (a) a certificate for the full shares withdrawn may be issued in the name of and mailed to the participant or (b) the shares so withdrawn may be liquidated in cash. Participants will be responsible for brokerage fees and costs, if any, associated with liquidation. The net proceeds of the sale (the total sales price of all shares of Common Stock sold less the costs of sale) will be distributed to the participant. Certificates for fractional shares will not be issued. Fractional share amounts will be paid in cash. Any written notice of withdrawal received after the record date for a cash dividend will not be effective until after the dividend is reinvested under the Plan.

An Eligible Employee who requests a withdrawal of shares will be suspended from Plan participation for a period of two (2) years from the date of the request for withdrawal. A suspended Eligible Employee may resume Plan participation for the offering period that begins at least two (2) years from the date of the request for a withdrawal of shares by enrolling during the Designated Enrollment Period for such offering period.

Certificates issued for shares purchased under the ESPP may contain such legends as the Company deems appropriate to reflect the restrictions of this Article 7.

ARTICLE 8. NO CONTRACT OF EMPLOYMENT

Participation in the ESPP shall neither constitute a contract of employment nor convey to any employee any right to continue in the employment of the Company or any Subsidiary or to continue to be involved in any business in which the Company or any Subsidiary may engage.

ARTICLE 9. EMPLOYMENT TERMINATION, DEATH, DISABILITY, RETIREMENT AND LEAVES OF ABSENCE

9.1    If a participant terminates employment for any reason, including death, disability or retirement, or no longer meets the eligibility requirements for any reason other than a leave of absence as detailed in Section 9.2 below, his or her account balance representing partial shares shall be paid in cash and a certificate shall be issued for whole shares; provided that such shares shall remain subject to the one (1) year holding period described in Article 7.

9.2    Subject to Section 423 of the Code, to the extent an Eligible Employee who is a participant for an offering period goes on an unpaid approved leave of absence during such offering period remains an Eligible Employee, the participant may remain in the ESPP for that period.

9.3    A participant may designate, in writing in such form and manner as designated by the Company, a beneficiary under the ESPP. In the event of a participant’s death, his or her designated beneficiary shall receive shares and cash in full repayment of the amounts deposited in the participant’s account and cash for the payroll deductions, if any, for the current offering period. In the case of a married participant who resides in a community property state, no party other than the participant’s spouse may be named as primary beneficiary without the written consent of the spouse. In the absence of a designated beneficiary, the account balance of a married participant will be paid to the participant’s spouse, and the account balance of an unmarried participant will be paid to the participant’s estate.

9.4    Subject to Section 423 of the Code and the ESPP, the Committee shall have the discretion to make decisions about rights of participants and obligations of the ESPP in situations of death, disability, retirement, and leaves of absence and all decisions of the Committee shall be final and binding on all affected parties.

ARTICLE 10. CAPITAL CHANGES

10.1    If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company, with or without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock consolidation, stock dividend, or similar event, then an appropriate and proportionate adjustment shall be made in the number and kind of shares or other securities which may be purchased under the ESPP and the maximum number of shares that may be purchased during a six-month offering period.

10.2    Adjustments under Section 10.1 hereof shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive as to all affected parties. No fractional shares shall be issued under the Plan on account of any such adjustment but total ownership balance (whole and fractional shares) will be considered for such adjustments.

ARTICLE 11. RECORDKEEPING

11.1    The Company or the Committee may designate a recordkeeper or agent for the ESPP. All expenses of establishing and administering the ESPP will be paid by the Company without charge to participants, provided that any transfer or similar taxes applicable to a participant’s purchase of shares may be charged to the participant’s account. All brokerage fees and costs for the sale or transfer of shares by a participant shall be borne by the participant.

11.2    A statement will be sent to each participant as soon as practicable after the end of each offering period. The statement will include payroll deduction totals, fair market values at the beginning and end of the offering period, purchase price, shares purchased (whole and fractional) and shares allocated.

ARTICLE 12. RESTRICTIONS ON ASSIGNMENT OF PLAN RIGHTS

Rights to purchase shares of Common Stock under the Plan are not transferable by the participant other than by will or the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. Subject to the provisions hereof, a participant may not sell, pledge or otherwise assign or transfer his or her right to purchase shares under the Plan, his or her account under the Plan, or any cash or shares credited to such account. A participant who desires to sell, pledge or otherwise assign or transfer shares in his or her account must request that certificates for such shares be issued in the participant’s name as provided herein.

ARTICLE 13. CONSENT OF PARTICIPANTS

Each participant shall be bound by the terms and conditions of the ESPP as such terms and conditions may be amended from time to time.

ARTICLE 14. AMENDMENT OR TERMINATION OF THE PLAN

The Committee shall have the right to amend or terminate the ESPP in its sole discretion at any time, without the approval of shareholders except as required by Section 423 of the Code or other applicable law or listing requirements. The ESPP shall terminate at 11:59 pm on September 30, 2023 (such that the offering period that ends on September 30, 2023 shall be the last offering period under the Plan) unless it has been previously terminated by the Committee.

ARTICLE 15. TAXATION

Any taxes required by law to be withheld on account of the ESPP shall be deducted and withheld accordingly. A participant may become liable for taxes when she/he disposes of shares acquired through this ESPP. Neither the Company nor any Subsidiary shall be responsible for any effect that the ESPP may have on an individual’s taxes.

ARTICLE 16. GOVERNING LAW

The ESPP shall be construed in accordance with and governed by the laws of the State of Delaware and Section 423 of the Code.

ARTICLE 17. DIVIDENDS

Dividends will be paid on all shares of Common Stock held in each participant’s account under the Plan on the basis of full and fractional shares held in the account on the record dates for such dividends. Dividend payments will be reinvested in additional shares of Common Stock on the dividend payable date as determined by the Board of Directors at a price equal to 85% of the closing or last sale price of the Common Stock on the NYSE/New York Stock Exchange on the dividend payable date.

ARTICLE 18. USE OF FUNDS

All payroll deductions and other contributions and amounts held by the Company under the ESPP may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such amounts unless otherwise required by applicable law.

ARTICLE 19. RESTRICTIONS ON RESALE

Shares of Common Stock for which certificates have been issued in the participant’s name as provided herein are freely transferrable and will not be subject to specific transfer restrictions except as provided by Article 7.

ARTICLE 20. APPROVALS AND LISTING

The Company shall not be required to issue any shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency that the Company shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental or regulatory body that the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any participant make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.